UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Micron Technology, Inc.
(Name of Registrant as Specified In Its Charter)

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Notice of Fiscal 2014 Annual Meeting of Shareholders
January 22, 2015
To the Shareholders:

NOTICE IS HEREBY GIVEN that the Fiscal 2014 Annual Meeting of Shareholders of Micron Technology, Inc., a Delaware corporation, will be held on January 22, 2015, at 9:00 a.m., Mountain Standard Time, at our headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632, for the purposes listed below. As used herein "we," "our," "us," "the Company" and similar terms refer to Micron Technology, Inc. unless the context indicates otherwise.

1.	To elect directors to serve for the ensuing year and until their successors are elected and qualified;

2.	To approve the Amended and Restated 2007 Equity Incentive Plan and increase the shares reserved for issuance thereunder by 30,000,000;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2015;

4.	To amend our Restated Certificate of Incorporation to eliminate cumulative voting;

5.	To approve the material terms of the performance goals under our Executive Officer Performance Incentive Plan;

6.	To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement; and

7.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on November 21, 2014, are entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting. A complete list of shareholders entitled to vote at the meeting will be open to the examination of any shareholder, for any purpose germane to the business to be transacted at the meeting, during ordinary business hours for the ten-day period immediately preceding the date of the meeting, at our headquarters at 8000 South Federal Way, Boise, Idaho 83716-9632.

The Securities and Exchange Commission permits proxy materials to be furnished over the Internet rather than in paper form. Accordingly, we are sending most of our shareholders a notice regarding the availability of this proxy statement, our Annual Report on Form 10-K for fiscal 2014 and other proxy materials via the Internet (the "Notice"). This electronic process gives you fast, convenient access to the materials, reduces the impact on the environment and reduces our printing and mailing costs. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. The Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Attendance at the Annual Meeting will be limited to shareholders and our guests. Shareholders may be asked to furnish proof of ownership of our Common Stock before being admitted to the meeting. Directions to the meeting's location accompany the Proxy Statement.

To ensure your representation at the meeting, you are urged to vote. You may vote by telephone or electronically via the Internet. Alternatively, if you received a paper copy, you may sign, date and return the proxy card in the postage-prepaid envelope enclosed for that purpose. Please refer to the instructions included with the proxy card for additional details. Shareholders attending the meeting may vote in person even if they have already submitted their proxy, and any previous votes that were submitted by the shareholder, whether by Internet, telephone or mail, will be superseded by the vote that such shareholder casts at the meeting.

By Order of the Board of Directors
Boise, Idaho December 12, 2014	Joel L. Poppen Vice President of Legal Affairs, General Counsel and Corporate Secretary
YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY PROMPTLY.

8000 South Federal Way
Boise, Idaho 83716-9632
____________________________

PROXY STATEMENT
FISCAL 2014 ANNUAL MEETING OF SHAREHOLDERS

January 22, 2015
9:00 a.m. Mountain Standard Time
____________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The proxy is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Micron Technology, Inc., for use at the Fiscal 2014 Annual Meeting of Shareholders to be held on January 22, 2015, at 9:00 a.m., Mountain Standard Time, or at any adjournment or postponement thereof (the "Annual Meeting"). The purpose of the Annual Meeting is set forth herein and in the accompanying Notice of Fiscal 2014 Annual Meeting of Shareholders. The Annual Meeting will be held at our headquarters located at 8000 South Federal Way, Boise, Idaho 83716-9632. Directions to the Annual Meeting accompany this Proxy Statement. Our telephone number is (208) 368-4000.

This Proxy Statement and related proxy card are first being distributed on or about December 12, 2014, to all shareholders entitled to vote at the meeting.

Shareholders can vote their shares using one of the following methods:

•	Vote through the Internet at www.proxypush.com using the instructions included in the notice regarding the Internet availability of proxy materials, the proxy card or voting instruction card;

•	Vote by telephone using the instructions on the proxy card or voting instruction card if you received a paper copy of the proxy materials;

•	Complete and return a written proxy or voting instruction card using the proxy card or voting instruction card if you received a paper copy of the proxy materials; or

•	Attend and vote at the meeting.

Internet and telephone voting are available 24 hours a day, and if you use one of those methods, you do not need to return a paper proxy or voting instruction card. If you have questions on how to vote, you can call us at (877) 297-1746. Unless you are planning to vote at the meeting, your vote must be received by 11:59 p.m., Eastern Standard Time, on January 21, 2015.

Record Date

Shareholders of record at the close of business on November 21, 2014 (the "Record Date"), are entitled to notice of and to vote at the meeting.

Revocability of Proxy

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by attending the Annual Meeting and voting in person or by delivering to us a written notice of revocation or another duly executed proxy bearing a date later than the earlier given proxy but prior to the date of the Annual Meeting.

Solicitation

We will bear the cost of solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by our directors, officers and employees, without additional compensation, personally or by telephone or Internet. We intend to use the services of D.F. King & Co. and Laurel Hill Advisory Group, LLC., proxy solicitation firms, in connection with the solicitation of proxies. Although the exact cost of the solicitation services is not known at this time, it is anticipated that the fees paid by us for these services will be approximately $12,500.

Outstanding Shares

We have one class of stock outstanding, common stock, $0.10 par value per share (the "Common Stock"). At November 21, 2014, the Record Date, 1,074,473,391 shares of Common Stock were issued and outstanding and entitled to vote.

Voting Rights and Required Vote

Under the Delaware General Corporation Law and our Restated Certificate of Incorporation and our Bylaws, each shareholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors, unless cumulative voting for the election of directors is required (in the manner specified below). The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are tallied to determine the shareholders' decision with respect to the matter voted upon (the "Votes Cast"). Abstentions will have the same effect as voting against a proposal. Broker non-votes will be considered present and entitled to vote for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes are not deemed to be Votes Cast and, therefore, will not be included in the tabulation of the voting results with respect to voting results for the election of directors or issues requiring the approval of a majority of Votes Cast.

Shares held in a brokerage account or by another nominee are considered held in "street name" by the shareholder or "beneficial owner." A broker or nominee holding shares for a beneficial owner may not vote on matters relating to the election of directors, equity or compensation plans, the certificate of incorporation, or advisory votes unless the broker or nominee receives specific voting instructions from the beneficial owner of the shares. As a result, absent specific instructions, brokers or nominees may not vote a beneficial owner's shares on Items 1, 2, 4, 5 and 6 and such shares will be considered "broker non-votes" for such proposals.

Directors will be elected if the number of votes "FOR" a particular director exceeds the number of votes "AGAINST" that same director. The amendment to our Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the shares of common stock outstanding on the Record Date. With respect to all other items of business, the "FOR" vote of a majority of the Votes Cast is required in order for such matter to be considered approved by the shareholders.

Cumulative voting for the election of directors shall not be required unless a shareholder has requested cumulative voting by written notice to our Corporate Secretary at least 15 days prior to the date of the meeting. If cumulative voting is required with respect to the election of directors, each voting shareholder may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than eight candidates. If cumulative voting is required, the persons authorized to vote shares represented by proxies shall have the authority and discretion to vote such shares cumulatively for any candidate or candidates for whom authority to vote has not been withheld.

Voting of Proxies

The shares of Common Stock represented by all properly executed proxies received in time for the meeting will be voted in accordance with the directions given by the shareholders. If no instructions are given with respect to a properly executed Proxy timely received by us, the shares of Common Stock represented thereby will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR approval of the Amended and Restated 2007 Equity Incentive Plan, (iii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2015, (iv) FOR approval of the amendment to our Restated Certificate of Incorporation, (v) FOR approval of the material terms of the performance goals under the Executive Officer Performance Incentive Plan, (vi) FOR approval of a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement; and (vii) in the discretion of the proxy holders for such business which may properly come before the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Nominees

A board of eight directors is to be elected at the Annual Meeting, all of whom have been recommended for nomination by a majority of the independent directors of the Board of Directors and all of whom are currently serving as directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the eight management nominees named below. Your proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. If any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person's successor has been elected and qualified, except in the case of earlier resignation or removal. Executive officers are appointed annually by the Board of Directors and serve until their successors are duly appointed and qualified, except in the case of earlier resignation or removal. The names of the nominees and certain information about them are set forth below:

			Served as a Director Since	Board Committees(1)
Name of Nominee	Age	Principal Occupation		A	C	G
Robert L. Bailey	57	Former Chairman of PMC-Sierra, Inc.	2007	X		X
Richard M. Beyer	66	Former Chairman and Chief Executive Officer of Freescale Semiconductor, Inc.	2013		X	X
Patrick J. Byrne	54	President of Tektronix	2011		X	X
D. Mark Durcan	53	Chief Executive Officer of Micron Technology, Inc.	2012
D. Warren A. East	53	Former Chief Executive Officer of ARM Holdings PLC	2013		X	X
Mercedes Johnson	60	Former Chief Financial Officer of Avago Technologies Limited	2005	X		X
Lawrence N. Mondry	54	Chief Executive Officer of Apollo Brands	2005		X	X
Robert E. Switz	68	Chairman of the Board of Micron Technology, Inc.	2006	X		X

(1)    A = Audit Committee, C = Compensation Committee, G = Governance Committee

Set forth below are the principal occupations of the nominees for at least the past five years:

Robert L. Bailey was the Chairman of the Board of Directors of PMC-Sierra ("PMC") from 2005 until May 2011 and also served as PMC's Chairman from February 2000 until February 2003.  Mr. Bailey served as a director of PMC from October 1996 to May 2011.  He also served as the Chief Executive Officer of PMC from July 1997 until May 2008.  PMC is a leading provider of broadband communication and semiconductor storage solutions for the next-generation Internet.  Mr. Bailey currently serves on the Board of Directors of Entropic Communications.  Mr. Bailey holds a BS in Electrical Engineering from the University of Bridgeport and an MBA from the University of Dallas.  He has served on our Board of Directors since 2007.

Mr. Bailey's experience as CEO and Chairman of a leading technology company has given him expertise in the technology industry as well business operations, finance, corporate development, corporate governance and management.

Richard M. Beyer was Chairman and CEO of Freescale Semiconductor, Inc. ("Freescale") from 2008 through June 2012 and served as a director with Freescale until April 2013. Prior to Freescale, Mr. Beyer was President, Chief Executive Officer and a Director of Intersil Corporation from 2002 to 2008. He has also previously served in executive management roles at FVC.com, VLSI Technology and National Semiconductor Corporation. He currently serves on the Board of Directors of Dialog Semiconductor and Analog Devices, Inc. Mr. Beyer served three years as an officer in the United States Marine Corps. He holds a BA and an MA in Russian from Georgetown University and an MBA in Marketing and International Business from Columbia University Graduate School of Business. Mr. Beyer joined our Board of Directors in January 2013.

Mr. Beyer's experience as the CEO and a director at leading technology companies has given him expertise in the technology industry as well business operations, finance, corporate development, corporate governance and management.

Patrick J. Byrne has served as the President of Tektronix, a subsidiary of Danaher Corporation, since July 2014. Mr. Byrne was Vice President of Strategy and Business Development and Chief Technical Officer of Danaher Corporation from November 2012 to July 2014. Danaher Corporation designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers. Prior to that, Mr. Byrne served as Director, President and Chief Executive Officer of Intermec, Inc. from 2007 to May 2012. Mr. Byrne was with Agilent Technologies, Inc. from 1999 to 2007 and served in various management positions. Mr. Byrne holds a BS in Electrical Engineering from the University of California, Berkeley, and an MS in Electrical Engineering from Stanford University.  Mr. Byrne joined our Board of Directors in April 2011.

Mr. Byrne's experience in executive management at public companies has given him expertise in the technology industry as well as business operations, finance, corporate development, corporate governance and management.

D. Mark Durcan joined us in June 1984 and has served in various positions since that time.  Mr. Durcan was appointed our Chief Operating Officer in February 2006, President in June 2007 and Director and Chief Executive Officer in February 2012. Mr. Durcan has been an officer since 1996.  Mr. Durcan is a member of the Board of Directors of MWI Veterinary Supply, Inc. and Freescale Semiconductor, Inc. Mr. Durcan holds a BS and MChE in Chemical Engineering from Rice University. Mr. Durcan has served on our Board of Directors since February 2012.

Mr. Durcan has been with us for over 30 years and his experiences have given him extensive expertise in our business and operations. He has developed expertise in the areas of finance, corporate development, corporate governance, business strategy and management.

D. Warren A. East was the CEO of ARM Holdings PLC from October 2001 to July 2013. He originally joined ARM in 1994, and served in various roles prior to being appointed CEO. He currently serves on the Board of BT Group plc, De La Rule PLC, Inc. and Rolls Royce plc. Mr. East is a chartered engineer, Distinguished Fellow of the British Computer Society, Fellow of the Institution of Engineering and Technology, Fellow of the Royal Academy of Engineering and a Companion of the Chartered Management Institute. Mr. East holds a BA BSc(Eng) and an MBA MEng in Engineering Science from Oxford University and an MBA and honorary doctorate from Cranfield University. Mr. East joined our Board of Directors in July 2013.

Mr. East's experience as CEO of a leading technology company has given him expertise in the technology industry as well as business operations, finance, corporate development, corporate governance and management.

Mercedes Johnson was the Senior Vice President and Chief Financial Officer of Avago Technologies Limited, a supplier of analog interface components for communications, industrial and consumer applications, from December 2005 to August 2008.  She also served as the Senior Vice President, Finance, of Lam Research Corporation ("Lam") from June 2004 to January 2005 and as Lam's Chief Financial Officer from May 1997 to May 2004.  Ms. Johnson holds a degree in Accounting from the University of Buenos Aires and currently serves on the Board of Directors for Intersil Corporation, Juniper Networks, Inc. and Teradyne, Inc.  Ms. Johnson is the Chairman of the Board's Audit Committee and has served on our Board of Directors since 2005.

Ms. Johnson's experience as the CFO of several technology companies has given her expertise in finance, corporate development, corporate governance, management and operations.

Lawrence N. Mondry has been the Chief Executive Officer of Apollo Brands, a consumer products portfolio company, since February 2014. Mr. Mondry was the Chief Executive Officer of Flexi Compras Corporation, a rent-to-own retailer, from June 2013 to February 2014. Mr. Mondry was the President and Chief Executive Officer of CSK Auto Corporation ("CSK"), a specialty retailer of automotive aftermarket parts, from August 2007 to July 2008.  Prior to his appointment at CSK, Mr. Mondry served as the Chief Executive Officer of CompUSA Inc. from November 2003 to May 2006.  Mr. Mondry joined CompUSA in 1990.  Mr. Mondry is the Chairman of the Board's Compensation Committee and Governance Committee. He has served on our Board of Directors since 2005.

Mr. Mondry's experience as the CEO of various retailers has given him expertise in operations, management, finance and corporate development. Mr. Mondry's retail expertise is especially relevant to our Lexar and Crucial businesses.

Robert E. Switz was the Chairman, President and Chief Executive Officer of ADC Telecommunications, Inc., ("ADC"), a supplier of network infrastructure products and services from August 2003 until December 2010, when Tyco Electronics Ltd. acquired ADC.  Mr. Switz joined ADC in 1994 and throughout his career there held numerous leadership positions.  Mr. Switz holds an MBA from the University of Bridgeport and a BS in Business Administration from Quinnipiac University.  Mr. Switz also serves on the Board of Directors for Broadcom Corporation, Cyan Optics, Inc., GT Advanced Technologies and Pulse Electronics Corporation.  He has served on our Board of Directors since 2006 and was appointed Chairman of the Board in February 2012.

Mr. Switz's experience as CEO and Chairman of a leading technology company has given him expertise in the technology industry as well business operations, finance, corporate development, corporate governance and management.

There are no family relationships between any of our directors or executive officers.

The Board of Directors recommends voting "FOR" approval of the nominees listed above.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all our directors, officers and employees. A copy of the Micron Code of Business Conduct and Ethics is available at www.micron.com/about/our-commitment/governance/ethics and is also available in print upon request. Any amendments or waivers of the Code of Business Conduct and Ethics will also be posted on our website within four business days of the amendment or waiver as required by applicable rules and regulations of the Securities and Exchange Commission ("SEC") and the Listing Rules of NASDAQ.

Director Independence

The Board of Directors has determined that directors Bailey, Beyer, Byrne, East, Johnson, Mondry and Switz qualify as independent directors. In determining the independence of our directors, the Board of Directors has adopted independence standards that mirror the criteria specified by applicable laws and regulations of the SEC and the Listing Rules of NASDAQ. None of these directors have a relationship with us, other than any relationship that is categorically not material under the guidelines referenced above. See "Certain Relationships and Related Transactions."

Board Leadership Structure

Mr. Switz has served as our Chairman of the Board since February 2012. We do not have a fixed policy on whether the roles of chairman and CEO should be separate or combined. The decision is based on our and our shareholders' best interests under the circumstances existing at the time. In his role as Chairman, Mr. Switz oversees meetings of the independent directors and acts as a liaison between the independent directors and CEO.

Risk Assessment Role

The Board of Directors is responsible for overseeing the major risks we face and reviewing management's proposals for their mitigation. In addition, the Board has delegated oversight of certain categories of risk to the Audit, Compensation and Governance Committees. The Audit Committee reviews and discusses with management significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control, and report such exposures. The Compensation Committee oversees management of risks relating to our compensation plans and programs. The Governance Committee manages risks associated with board governance and director independence. The Audit, Compensation and Governance Committees report to the Board regularly on matters relating to the specific areas of risk the committees oversee.

Compensation Risks

We have assessed our compensation programs and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. We assessed our compensation programs to determine if the programs' provisions and operations create undesired or unintentional risk of a material nature. We also reviewed the results of our findings with Mercer, our outside compensation consultant. This risk assessment process included a review of program policies and practices; program analysis to identify risk and risk control related to the programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward and risk control. Although we reviewed all compensation programs, we focused on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In most cases, our compensation policies and practices are centrally designed and administered, and are substantially the same at each business unit. Certain internal groups have different or supplemental compensation programs tailored to their specific operations and goals, and programs may differ by country due to variations in local laws and customs.

Compensation Consultant

The Compensation Committee annually engages a compensation consultant, currently Mercer, to provide a comprehensive review of executive compensation matters. Mercer provides the Compensation Committee with information for all of our officers on cash and non-cash compensation elements and historical and trend payment data.

The Compensation Committee has established procedures that it considers adequate to ensure that Mercer's advice to the Compensation Committee remains objective and is not influenced by our management. These procedures include: a direct reporting relationship to the Compensation Committee; a provision in the Compensation Committee's engagement letter with Mercer specifying what information, data, and recommendations can be shared with management; and an annual update to the Compensation Committee on Mercer's relationship with us, including a summary of the work performed for us during the preceding 12 months. The specific activities that Mercer undertakes for us include:

•	review non-employee director compensation;

•	review the Compensation Peer Group (as defined in the Compensation Discussion and Analysis) and recommend any changes to its members;

•	benchmark total direct compensation and its components (salary, short-term incentives and long-term incentives) of our officers using several data sources;

•	evaluate our historical pay-for-performance relationship;

•	review the metrics and targets associated with the annual short-term incentives and long-term incentive plans;

•	review the proposed equity grants for executives, along with vesting recommendations;

•	assist with a risk assessment of our compensation practices;

•	review a draft of the compensation discussion and analysis component of proxy disclosure; and

•	attend the Compensation Committee meetings in which executive compensation matters are discussed.

We paid Mercer a total of $513,235 in fiscal 2014 for services provided. Of this amount, $225,572 was paid as a result of the executive and non-employee director compensation consulting work Mercer performed for the Compensation Committee and Governance Committee and $287,663 was paid as a result of the work Mercer performed related to our 401 (k) Plan and other human resource functions. The decision to use Mercer for services other than those provided to the Compensation Committee and Governance Committee was made by our management and not the Compensation Committee.

In addition, the Compensation Committee considered the independence of Mercer in light of SEC rules and NASDAQ listing standards. The Compensation Committee received a letter from Mercer addressing its independence, including the following factors: (i) other services provided to us by Mercer; (ii) fees paid by us as a percentage of Mercer's total revenue; (iii) policies or procedures maintained by Mercer that are designed to prevent a conflict of interest; (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of the Compensation Committee; (v) any of our stock owned by the individual consultants involved in the engagement; and (vi) any business or personal relationships between our executive officers and Mercer or the individual consultants involved in the engagement. The Compensation Committee concluded that there were no conflicts of interest with Mercer.

Board Meetings and Committees

Our Board of Directors held six meetings during fiscal 2014. The Board of Directors met in Executive Session four times during fiscal 2014. In fiscal 2014, the Board of Directors had a standing Audit Committee, Governance Committee and Compensation Committee. During fiscal 2014, the Audit Committee met 11 times, the Governance Committee met three times and the Compensation Committee met 10 times. In addition to formal committee meetings, the chairmen of the committees engaged in regular discussions with management regarding various issues relevant to their respective committees. All incumbent directors attended 75% or more of the total number of meetings of the Board of Directors during fiscal 2014. All incumbent directors who served on the Audit, Governance and Compensation Committees attended 75% or more of the total number of committee meetings during fiscal 2014. All members of our Board were present at the fiscal 2013 Annual Meeting of Shareholders. We encourage director attendance at the Annual Meeting of Shareholders.

The Audit Committee, the Governance Committee and the Compensation Committee each have written charters that comply with SEC and NASDAQ rules relating to corporate governance matters. Copies of the committee charters as well as our Corporate Governance Guidelines are available at www.micron.com and are also available in print upon request to corporatesecretary@micron.com. The Board has determined that all the members of the Audit Committee, the Governance Committee, and the Compensation Committee satisfy the independence requirements of applicable SEC laws and the Listing Rules of NASDAQ for such committees.

Our Corporate Governance Guidelines specify a mandatory retirement age of 70 for members of our Board of Directors and provide that committee chairman serve for no more than five years but give the Board the discretion in each case to waive the requirement on an annual basis.

Audit Committee

Ms. Johnson and Messrs. Bailey and Switz currently serve on the Audit Committee. Ms. Johnson has served as the Chairman of the Audit Committee since October 2010. The Board has determined that Ms. Johnson and Messrs. Bailey and Switz each qualify as an "audit committee financial expert" for purposes of the rules and regulations of the SEC and that each of these members are sufficiently proficient in reading and understanding our financial statements to serve on the Audit Committee. The purpose of the Audit Committee is to assist the Board in overseeing and monitoring:

•	the integrity of our financial statements;

•	the performance of our internal audit function;

•	the performance of our Independent Registered Public Accounting Firm;

•	the qualifications and independence of our Independent Registered Public Accounting Firm; and

•	our compliance with legal and regulatory requirements.

The Audit Committee is also responsible for preparing the Audit Committee report that is included in our annual Proxy Statement. See "Report of the Audit Committee of the Board of Directors." The complete duties and responsibilities of the Audit Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Governance Committee

Ms. Johnson and Messrs. Bailey, Beyer, Byrne, East, Mondry and Switz currently serve on the Governance Committee. Mr. Mondry has served as Chairman of the Governance Committee since October 2009. The responsibilities of the Governance Committee include assisting the Board in discharging its duties with respect to the following:

•	the identification and selection of nominees to our Board of Directors;

•	director compensation;

•	the development of our Corporate Governance Guidelines; and

•	the annual evaluations of the Board and its committees.

The complete duties and responsibilities of the Governance Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

The Governance Committee is responsible for identifying nominees for our Board of Directors. While we do not have a list of minimum qualifications that nominees must possess or a specific policy regarding diversity, the following factors are strongly considered by the Governance Committee in making its recommendations: substantial experience in the semiconductor industry or related industries; strong business acumen and judgment; excellent interpersonal skills; business relationships with key individuals in industry, government and education that may be of significant assistance to us and our operations; familiarity with accounting rules and practices; and "independence" as defined and required by the Listing Rules of NASDAQ and relevant rules and regulations of the SEC. In the event the Board of Directors has determined that it would be advisable to add additional members to the Board, the Governance Committee works with a third party executive search firm to assist them in the identification and evaluation of potential candidates to our Board of Directors.

The Governance Committee will consider director nominee recommendations from shareholders. Shareholder recommendations for directors are subject to the same criteria used to evaluate other candidates. Shareholders wishing to recommend a prospective nominee should submit the candidate's name and qualifications to our Corporate Secretary at corporatesecretary@micron.com. Our Bylaws contain the provisions that address the process by which a shareholder may nominate an individual to stand for election to our Board of Directors. A copy of our Bylaws can be found on the Corporate Governance page of our website at www.micron.com and is available in print upon request to corporatesecretary@micron.com.

Compensation Committee

Messrs. Beyer, Byrne, East and Mondry currently serve on the Compensation Committee of the Board of Directors. Mr. Mondry has served as the Chairman of the Compensation Committee since January 2012. The Compensation Committee is responsible for reviewing and approving the compensation of our executive officers. See the "Compensation Discussion and Analysis" and the "Compensation Committee Report" for information regarding how the Compensation Committee sets executive compensation levels. The Compensation Committee has authority to delegate any of its responsibilities to a subcommittee as it may deem appropriate in its judgment. The complete duties of the Compensation Committee are set forth in its written charter, which is available at www.micron.com and is also available in print upon request to corporatesecretary@micron.com.

Executive Sessions and Communications with the Board of Directors

Mr. Switz has been the Chairman of our Board of Directors since February 2012. As part of his duties as Chairman, Mr. Switz chairs executive session meetings of our Board (meetings in which only non-employee directors are present). Shareholders and interested parties wishing to communicate with our Board of Directors may contact Mr. Switz at chairman@micron.com.

COMPENSATION OF DIRECTORS

The Governance Committee of the Board of Directors oversees the setting of compensation for our non-employee members of the Board of Directors. At the end of fiscal 2013, the Governance Committee engaged Mercer to review and evaluate director compensation for the ensuing year, in light of prevailing market conditions. Mercer gathered and reviewed market data for non-employee directors from the same Compensation Peer Group used to evaluate officer compensation. For a discussion of peer group companies please see "Executive Compensation and Related Information - Compensation Discussion and Analysis." For fiscal 2014, upon completion of its review and evaluation, the Governance Committee recommended that the Board of Directors increase (i) the annual retainer paid to non-employee directors from $80,000 to $100,000 and (ii) the fees paid to the Chairman of the Audit Committee, Compensation Committee, and Governance Committee.

Elements of Director Compensation

Annual Retainer

Non-employee directors are entitled to receive an annual retainer of $100,000. Pursuant to our 2008 Director's Compensation Plan (the "DCP"), non-employee directors may elect to take some or their entire annual retainer in the form of cash, shares of Common Stock or deferred rights to receive Common Stock upon termination as a director. Employee directors receive no additional or special remuneration for their service as directors.

Set forth below are the amounts received by directors for their service as committee chair or Chairman of the Board in fiscal 2014:

2014
Audit Committee Chair	$30,000
Compensation Committee Chair	20,000
Governance Committee Chair	15,000
Chairman of the Board	150,000

Except for the foregoing, directors do not receive any additional or special cash remuneration for their service on any of the committees established by the Board of Directors. We also reimburse directors for travel and lodging expenses, if any, incurred in connection with attendance at Board of Directors' meetings.

Equity Award

Non-employee directors receive an annual equity award. Since fiscal 2007, the equity award has been exclusively in the form of restricted stock. The "targeted value" for the annual non-employee director equity award is established each year by the Board following discussions with Mercer. Since October 2011 the targeted value has been $240,000. The Board did not change the targeted value for fiscal 2014 compensation. The number of restricted shares awarded to each non-employee director is determined by dividing the applicable targeted value by the Fair Market Value of a share of our Common Stock, as defined under our equity plans. For purposes of our equity plans, "Fair Market Value" is the closing price of our Common Stock on the last market-trading day prior to the date of grant. The restrictions on the shares awarded in fiscal 2014 lapse for 100% of such shares on the first anniversary of the date of grant (the "Vesting Period"). Notwithstanding the foregoing, the restrictions will lapse for 100% of such shares in the event a director either reaches the mandatory retirement age or retires from the Board during the Vesting Period having achieved a minimum of three years of service with the Board prior to the effective date of his or her retirement.

Fiscal 2014 Director Compensation

The following table details the total compensation earned by our non-employee directors in fiscal 2014.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total
Robert L. Bailey	$98,333		$239,865	$338,198
Richard M. Beyer	98,333		239,865	338,198
Patrick J. Byrne	98,345	(2)	239,865	338,210
D. Warren A. East	98,333		239,865	338,198
Mercedes Johnson	127,500		239,865	367,365
Lawrence N. Mondry	132,500		239,865	372,365
Robert E. Switz	248,333		239,865	488,198

(1)
On October 17, 2013, each director who was not an employee was granted 14,143 shares of restricted stock with a grant date fair value of $239,865 ($16.96 per share). Grant date fair values were determined in accordance with Financial Accounting Standards Board Accounting Statements Codification Topic 718 ("ASC 718"). For information on the restrictions associated with these awards, see "Elements of Director Compensation – Equity Award" above. Any dividends payable with respect to our Common Stock will be payable with respect to all awards of restricted stock. As of August 28, 2014, each non-employee director held 14,143 shares of restricted stock.

(2)
Mr. Byrne elected to take a portion of this annual retainer in the form of shares of Common Stock. Amount earned by Mr. Byrne in fiscal 2014 was comprised of $15,845 (approximately 777 shares) of stock and $82,500 of cash.

PRINCIPAL SHAREHOLDERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth security beneficial ownership information of our Common Stock as of the Record Date (November 21, 2014), based on the most current information provided to us by the beneficial owners, available to us from our own records or provided in SEC filings made by the beneficial owners, for (i) persons known by us to own beneficially more than 5% of our Common Stock, (ii) each director, (iii) each Named Executive Officer listed in the "Summary Compensation Table" set forth herein and (iv) all directors and executive officers as a group:

Name and Address of Beneficial Owner	Number of Shares Owned(1)	Right to Acquire(2)	Total Beneficial Ownership	Percent of Class(3)
Baupost Group LLC/MA (4)	61,655,434	—	61,655,434	5.7%
10 St. James Ave
Suite 1700
Boston, MA 02116
BlackRock, Inc. (5)	56,549,361	—	56,549,361	5.3%
40 East 52nd Street
New York, NY 10022
The Vanguard Group, Inc. (6)	55,883,349	—	55,883,349	5.2%
100 Vanguard Blvd.
Malvern, PA 19355
Mark W. Adams	383,858	544,750	928,608	*
Robert L. Bailey	126,172	—	126,172	*
Richard M. Beyer	40,948	—	40,948	*
Patrick J. Byrne	109,474	—	109,474	*
D. Mark Durcan (7)	1,994,385	1,410,075	3,404,460	*
D. Warren A. East	19,789	—	19,789	*
Ronald C. Foster (8)	581,442	544,500	1,125,942	*
Mercedes Johnson	72,163	—	72,163	*
Lawrence N. Mondry	174,255	—	174,255	*
Brian M. Shirley	344,030	380,250	724,280	*
Robert E. Switz	111,130	—	111,130	*
Steven L. Thorsen, Jr.	238,047	106,250	344,297	*
Roderic W. Lewis	676,054	240,250	916,304	*
Brian J. Shields (9)	211,957	129,500	341,457	*
All directors and executive officers as a group (17 persons)	5,720,759	3,670,294	9,391,053	*

*	Represents less than 1% of shares outstanding

(1)	Excludes shares that may be acquired through the exercise of outstanding stock options.

(2)	Represents shares that an individual has a right to acquire within 60 days of the Record Date.

(3)	For purposes of calculating the Percent of Class, shares that the person or entity had a Right to Acquire are deemed to be outstanding when calculating the Percent of Class of such person or entity.

(4)	Baupost Group LLC/MA has shared voting and dispositive power as to 61,655,434 shares. This information was taken from Schedule 13G filed February 13, 2014.

(5)	BlackRock, Inc. has sole voting power as to 47,147,524 shares and sole dispositive power as to 56,549,361 shares. This information was taken from Schedule 13G filed February 10, 2014.

(6)
The Vanguard Group, Inc. has sole voting power as to 1,767,224 shares, dispositive power as to 54,204,051 shares and shared dispositive power as to 1,679,298 shares. This information was taken from Form 13F filed on November 12, 2014.

(7)	Includes 284,653 shares beneficially owned by C&E Partners L.P. and 3,101 shares beneficially owned by Mr. Durcan's spouse.

(8)	Includes 1,026 shares held jointly with Mr. Foster's spouse.

(9)	Includes 6,735 shares beneficially owned by Mr. Shield's spouse.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis presents material information helpful or necessary to understand the objectives and policies of our compensation program for executive officers and the compensation reported in the tables that follow. This discussion focuses on the compensation awarded to, earned by, and paid to the following individuals:

•	Mark W. Adams, our President;

•	D. Mark Durcan, our Chief Executive Officer;

•	Ronald C. Foster, our Chief Financial Officer;

•	Brian M. Shirley, our Vice President, Memory Technology and Solutions; and

•	Steven L. Thorsen, Jr., our Vice President of Worldwide Sales.

In addition, we have included information related to two individuals who served as executive officers for a portion of fiscal 2014. Brian J. Shields served as our Vice President of Worldwide Operations from June 2010 to March 2014 and currently serves as our Vice President of Business Process Management. Roderic W. Lewis served as our Vice President of Legal Affairs, General Counsel and Corporate Secretary until his resignation in December 2013.

Throughout this discussion, the foregoing individuals, who are also named in the "Fiscal 2014 Summary Compensation Table," are referred to as our "Named Executive Officers" and the Compensation Committee of the Board of Directors is referred to as the "Committee."

Executive Summary

Financial Highlights

For the fiscal year ended	August 28, 2014	August 29, 2013	August 30, 2012

	(in millions, except per share amounts)
Net sales	$16,358	$9,073	$8,234
Operating income (loss)	3,087	236	(612)
Net income (loss) attributable to Micron	3,045	1,190	(1,032)
Earnings (loss) per share - Diluted	2.54	1.13	(1.04)
Cash flows from operations	5,699	1,811	2,114

•	Highest net sales in our history

•	Highest net income in our history

•	Highest diluted earnings per share since fiscal 2000

•	Highest operating cash flows in our history

•	Reduced the dilutive effect by 118 million equivalent shares by exchanging, converting or repurchasing portions of our convertible notes

•	On October 27, 2014, we announced that our Board of Directors authorized the discretionary repurchase of up to $1.0 billion of our outstanding Common Stock.

Operational Highlights

	DRAM	Trade NAND Flash(1)

	(percentage change from fiscal 2013)
Net sales	156%	27%
Average selling prices per gigabit	6%	(23)%
Gigabits sold	142%	65%
Cost per gigabit	(20)%	(23)%

(1)	Trade NAND Flash excludes sales to Intel from our NAND Flash joint venture with Intel.

•	Integrated the operations of Elpida Memory, Inc., which produced 54% of our DRAM in 2014

•	Transitioned one of our wafer fabrication facilities in Singapore from DRAM to NAND Flash production

Total Shareholder Return ("TSR")

The following chart shows our TSR data as compared to the median of our Compensation Peer Group.

The information presented is based on closing prices on the last trading day of August for each period presented above and represents annualized rates of return reflecting price appreciation plus reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends.

Objective of our Executive Compensation Program

Our primary long-term corporate objective is to create superior value for our shareholders. The objective of the executive compensation program is to attract, motivate, reward, and retain highly qualified executive officers who are able to achieve the corporate objective of superior value for our shareholders. The executive compensation program is designed to provide a foundation of fixed compensation (base salary and time-based restricted shares) and a significant portion of performance-based compensation (short-term and long-term incentive opportunities, such as cash bonuses and performance-based restricted stock), that align the interests of executives with those of our shareholders. We also use time-based stock options, the value of which is directly tied to stock price performance.

Compensation Highlights

•
In October 2013, the Committee set compensation levels and performance goals for fiscal 2014 based on a review of financial results, projections, individual contributions, strategic objectives, Market Data (as defined below), and market conditions.

◦
As a result of this review, all of the Named Executive Officers received an increase in base salary and long-term incentive opportunity. Mr. Adams also received an increase in his targeted short-term incentive opportunity as a percentage of base pay.

◦
The Committee set performance goals for our executive officers under its Executive Officer Performance Incentive Plan ("EIP"). The performance goals were selected due to their correlation to the creation of shareholder value and their alignment with our strategic objectives. For fiscal 2014, our corporate goals were tied to profitability, reductions in corporate spending, and customer review metrics.

◦	The following pay mix, based on target amounts, was established for our Named Executive Officers for fiscal 2014:

Named Executive Officer	Base Salary	Short-term Incentive	Long-term Incentive
Mark W. Adams	13%	16%	71%
D. Mark Durcan	10%	15%	75%
Ronald C. Foster	15%	15%	70%
Brian M. Shirley	13%	13%	74%
Steven L. Thorsen, Jr.	18%	16%	66%
Roderic W. Lewis	17%	14%	69%
Brian J. Shields	20%	16%	64%

◦
For our long-term equity incentives, we use stock options, time-based restricted stock and performance-based restricted stock. For the performance-based restricted stock, we use a performance goal tied to Return on Assets ("ROA"). ROA is an indicator of how profitable a company is relative to its total assets and is tied to annual earnings and total assets.

◦
For fiscal 2014, the Committee changed the mix of long-term equity incentives for our Named Executive Officers from 37.5% stock options, 37.5% time-based restricted stock and 25% performance-based restricted stock to 25% stock options, 45% time-based restricted stock and 30% performance-based restricted stock. This change was made to increase the performance-based portion of the Named Executive Officers' awards.

•	CEO Compensation

◦	For fiscal 2014, the Committee increased Mr. Durcan's base salary to $1,025,000 and his long-term equity incentive opportunity to $8,000,000. His short-term incentive target did not change.

◦	For fiscal 2014, Mr. Durcan's base salary, short-term incentive target, and long-term incentive opportunity were at or below the market median.

•
In October 2014, the Committee reviewed performance goals and results for fiscal 2014 and determined that the Named Executive Officers had met their performance goals. The long-term equity incentive ROA goal for fiscal 2014 was achieved at 100% of target. The EIP profitability goal was achieved at 200% of target, the reduction in corporate spending goal was achieved at 118% of target and the customer review goal was achieved at 98% of target.

Corporate Governance and Compensation Practices Highlights

•	The EIP is performance-based and we have no history of changing performance metrics mid-cycle.

•
We offer limited perquisites to our Named Executive Officers and we do not offer any special retirement benefits for our Named Executive Officers other than participation in our retirement plans on the same basis as other employees.

•	We do not have agreements with our officers that provide tax gross-up protection for change in control excise taxes.

•	Our equity incentive plans prohibit repricing of options or stock appreciation rights ("SARs") (directly or indirectly) without prior shareholder approval.

•	Our insider trading policy prohibits our officers and directors from engaging in pledging or hedging activities involving our stock.

•	We have an independent Chairman of the Board.

•	Our executive officers and directors were in compliance with our stock ownership guidelines for fiscal 2014.

Consideration of the 2013 Advisory Vote on Executive Compensation

At the Fiscal 2013 Annual Meeting of Shareholders on January 23, 2014, in our annual advisory vote on executive compensation, over 95% of the shares voted were voted in support of the compensation of our named executive officers. The Committee appreciates and values the views of our shareholders. In considering the results of the fiscal 2013 advisory vote on executive compensation, the Committee concluded that the compensation paid to our executive officers and our overall executive pay practices have strong shareholder support and have been effective in implementing our stated compensation philosophy and objectives. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue to seek the advice and counsel of its compensation advisors. Our shareholders may communicate any concerns or opinions on executive pay directly to the Committee or the Board. Please refer to "Executive Sessions and Communications with the Board of Directors" on page 9 for information about communicating with the Board.

Oversight of the Executive Compensation Program

Our executive compensation program is administered by the Committee, which is comprised of Messrs. Beyer, Byrne, East and Mondry. The Committee assists the Board of Directors in discharging its responsibilities with respect to the compensation of our officers. The Committee has direct responsibility to review and approve corporate goals and objectives used to determine the CEO's compensation, evaluate his performance in light of such goals and objectives, and determine and approve his compensation level based on this evaluation. The Committee also reviews the evaluation process and compensation structure for our other officers, including the other Named Executive Officers, and approves their compensation.

The Committee annually engages an outside compensation consultant, currently Mercer. The Committee also works closely with our CEO with respect to the determination of compensation of other officers. A more complete description of the Committee's responsibilities is provided in the Committee's Charter approved by the Board of Directors, which can be found on our website (www.micron.com) in the "Our Commitment" section. A more complete description of the role of the CEO and Mercer in the compensation process is described later in this Compensation Discussion and Analysis. Additional information regarding Mercer, the specific activities that Mercer undertakes for us and related fees can be found under "Corporate Governance – Compensation Consultant" on page 6.

Guiding Principles

We believe we have the best opportunity to attract, motivate, reward and retain qualified individuals, and, thus, to meet our overall objective of increasing shareholder value, by offering a compensation package that is "reasonable" and "competitive" with what our executives could otherwise obtain in the market, and especially from companies within our Compensation Peer Group. Our Compensation Peer Group consists of companies that we believe are especially likely to be our competitors for executive talent and is discussed further in "Market Data Defined" below. What is "reasonable" and "competitive" is gauged against the Market Data and reviewed by the Committee for each of the primary elements of compensation.

Reasonable

As an indication of reasonableness, the Committee typically targets the Market Data median. We believe it is important to retain flexibility in determining the compensation of our officers and, when appropriate, to deviate from the Market Data median due to factors such as:

•
differences in position and level of responsibility among officers, both in absolute terms and relative to our other officers and as compared to similarly situated officers within the Compensation Peer Group,

•	past and anticipated contributions by an officer,

•	technical expertise,

•	Company performance,

•	applicable business unit performance, and

•	length of service and/or experience both in absolute terms and relative to our other officers and as compared to officers within the Compensation Peer Group.

The semiconductor industry is highly volatile and changes in Market Data, which is a compilation of data from many companies, may be dramatic from year to year. Market Data can change as compensation practices change, executives retire or are replaced with less experienced and lower-paid executives, goals are achieved or not achieved resulting in varying payouts, participants in proprietary surveys change, and the completeness or accuracy of compensation data improves or deteriorates. Accordingly, what may have been the "median" or within a reasonable range of competitiveness in one year, may be higher or lower for the next. For this reason, even though the Committee manages compensation in accordance with such guiding principles, officer compensation may vary, above or below the median, or a range from the median, year over year.

Competitive

Given our experience, as well as advice we have received from Mercer, we believe a competitive compensation package will consider and measure compensation practices for executive positions with respect to three primary elements of compensation:

•	base compensation (salary),

•	short-term incentive compensation (cash bonus programs), and

•	long-term incentive compensation (stock options and time and performance-based restricted stock).

We do not require that a particular element comprise a set portion of the total compensation mix. We do believe, however, that a significant portion of the compensation should be variable (such as performance-based incentives) as compared to fixed (such as base salary and time-based restricted shares) and that such variable compensation aligns executives' interests with those of our shareholders. Additionally, although the Committee reviews total direct compensation (which is the sum of base salary, short-term incentive and long-term incentive compensation) for the Named Executive Officers, it does not have a fixed objective with respect to such total direct compensation. For fiscal 2014, the total direct compensation approved by the Committee was below the 75th percentile of Market Data values for Messrs. Adams, Foster, Shirley, Thorsen and Lewis and below the 50th percentile of Market Data values for Messrs. Durcan and Shields.

Compensation-setting Process and the Determination of Compensation Levels

The Committee reviews the compensation of our executive officers on an annual basis and sets compensation levels at the beginning of each fiscal year. As part of this process, the Committee reviews our financial results for the year just ended, projections for future periods, our strategic business plan and the Market Data provided by Mercer. The Committee also works with our CEO to establish performance goals that further our strategic objectives.

Mercer reviews the most recent available data and identifies the Market Data values for the 25th, 50th (i.e. median) and 75th percentile with respect to each position or rank. Mercer compares our compensation data, both as to elements and amounts to be paid or potential value to be delivered, with that of the Market Data and reports its findings to the CEO and the Committee. Our CEO works with Mercer by providing our financial data with respect to the most-recently completed fiscal year. The CEO also reviews projected financial results for the current fiscal year and our strategic business plan. The CEO makes suggestions as to base salary, recommends a potential set of company-wide and/or business unit metrics and targets for the current fiscal year with respect to short-term incentives and offers suggestions as to long-term incentive compensation for the executive officers other than himself. He makes no recommendations as to his own level of compensation.

The Committee reviews the Market Data, discusses the Market Data with the CEO and with Mercer, discusses individual officer performance based on input from the CEO and, without the CEO present, discusses the CEO's own performance for the most-recently completed fiscal year and anticipated performance for the current year. The Committee uses the Market Data and the deliberations to determine whether our compensation is competitive and reasonable as described above and whether, and to what extent, the Committee believes it would be appropriate to deviate from the Market Data and competitive practices. Following this deliberation, the Committee exercises its business judgment to certify the payment of compensation based on the financial results for the most-recently completed fiscal year, and approves the compensation for the current fiscal year, including the metrics and targets for the current year.

Components of the Executive Compensation Program

Fiscal 2014 base salaries

The purpose of a competitive base salary is to compensate executives for performing their day-to-day job responsibilities. Base salaries are generally targeted to approximate the Market Data median but may be above or below depending upon an executive's contributions, experience, performance and length of service. At the completion of fiscal 2013, the Market Data showed that the base salaries of all of the Named Executive Officers were below the 50th percentile for their positions or ranks. As a result, the Committee increased the base salaries of the Named Executive Officers for fiscal 2014. None of the Named Executive Officers received salary increases in fiscal 2013. The following table shows their fiscal 2014 salaries as compared to the 50th percentile of the Market Data.

Named Executive Officer	Fiscal 2014 Base Salary	Above (Below) 50th Percentile
Mark W. Adams	$750,000	(3)%
D. Mark Durcan	1,025,000	(4)%
Ronald C. Foster	600,000	—%
Brian M. Shirley	600,000	1%
Steven L. Thorsen, Jr.	485,000	(5)%
Roderic W. Lewis	525,000	2%
Brian J. Shields	425,000	1%

Fiscal 2014 short-term incentive awards

With respect to short-term incentive compensation, we pay for achievement of financial, operational and strategic objectives approved by the Committee at the beginning of each fiscal year. The short-term incentive opportunities are set to be competitive with market practices but actual incentive payouts are commensurate with achievement. Thus, we have adopted a "pay for performance" approach as it relates to short-term incentives.

Historically, we provided annual short-term incentive cash awards to our executive officers pursuant to the Executive Officer Performance Incentive Plan ("EIP"). The EIP was last approved by our shareholders in 2009 and is being submitted to the shareholders for approval at the Fiscal 2014 Annual Meeting. The purpose of the EIP is to attract, retain and reward qualified executives who are important to our success by providing performance-based, incentive cash awards for outstanding performance at the individual, business-unit and/or company-wide level.

The short-term incentive "opportunity" ("Target Award") for each officer is stated in terms of a specified percentage of such officer's base salary and is designed to reward participants for the achievement of specified short-term company-wide and/or business unit financial, operational or strategic goals. The Committee believes the pre-determined goals, regardless of whether tied to company-wide or business unit performance, promote our long-term success and shareholder value.

The Committee established the following goals for fiscal 2014:

•	Profitability – achieving targeted levels of net income,

•	Reduced Corporate Spending – achieving targeted reductions in corporate spending, and

•	Customer Review – achieving customer feedback targets

The target incentive amounts payable under the EIP for achievement of the fiscal 2014 goals are shown in the columns "Estimated Future Payouts under Non-Equity Incentive Plan Awards" of the "Grants of Plan-Based Awards in Fiscal 2014" table. All goals were established with threshold (50%), target (100%) and maximum (200%) payout levels, with the target payout requiring a significant level of execution and effort and no assurance of goal achievement.

The Target Awards established for fiscal 2014 for the Named Executive Officers were measured against the Market Data median. However, opportunities are not necessarily limited to the Market Data median, but considered within the factors described under the section labeled "Reasonable" above. For fiscal 2014, the following Target Awards were established:

Named Executive Officer	% of Base Salary
Mark W. Adams	130%
D. Mark Durcan	150%
Ronald C. Foster	100%
Brian M. Shirley	100%
Steven L. Thorsen, Jr.	90%
Roderic W. Lewis	80%
Brian J. Shields	80%

The following table shows the Target Award weightings and levels of achievement of the EIP goals for each of our Named Executive Officers. The weightings reflect each of the officer's responsibilities and ability to affect the attainment of the goal.

EIP Weightings (as Percentage of Target Incentive)

	Weighting	% of Target Achieved
Profitability	55%	200%
Reduced corporate spending	25%	118%
Customer review	20%	98%
Overall weighted-average achievement		159%

The levels of achievement were reviewed and certified by the Committee based on fiscal 2014 results and the Named Executive Officers received bonuses in the following amounts:

Named Executive Officer	% of Target Achieved	Bonus Earned
Mark W. Adams	159%	$1,552,171
D. Mark Durcan	159%	2,447,654
Ronald C. Foster	159%	955,182
Brian M. Shirley	159%	955,182
Steven L. Thorsen, Jr.	159%	694,895
Roderic W. Lewis	159%	668,627
Brian J. Shields	159%	541,270

The EIP calls for certain performance goals to be modified with respect to major corporate transactions if permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"). These events are more fully described in the EIP. Additionally, the Committee has the discretion to modify performance goals with respect to Target Awards that are not intended to satisfy Section 162(m) if the Committee determines that due to changes in our business, operations, corporate or capital structure, the existing performance goals are rendered unsuitable for a given performance period. Upon the occurrence of a "change in control" (as defined in the EIP), performance periods are deemed to have ended and the Committee will determine whether performance goals were achieved. Finally, the Committee always retains the ability to exercise "negative discretion" and reduce an amount otherwise earned pursuant to the EIP.

Fiscal 2014 long-term equity incentives

We believe long-term incentive compensation should be tied to our success and increases in shareholder value. Accordingly, stock options and performance-based restricted stock awards are significant components of our executive compensation program. We believe these types of awards are especially aligned with shareholders' interests as their value is contingent upon an increase in stock price or the achievement of certain milestones. To ensure our long-term incentive program helps retain executives, we also grant time-based restricted stock awards. The Committee works with Mercer to determine the allocation and type of performance- and time-based awards to grant each fiscal year. In connection therewith, the Committee reviewed the Market Data, and found that 44% of the companies in the Compensation Peer Group used stock options, 63% of the companies used time-based restricted shares and 94% also used performance-based restricted shares as compensation vehicles for their executives. In setting fiscal 2014 compensation, the Committee changed the mix of long-term equity incentives for our Named Executive Officers from 37.5% stock options, 37.5% time-based restricted stock and 25% performance-based restricted stock to 25% stock options, 45% time-based restricted stock and 30% performance-based restricted stock. This change was made to increase the performance-based portion of the Named Executive Officers' awards.

With respect to the time-based restricted stock awards for fiscal 2014, the restrictions lapse as to one-fourth of the shares on each anniversary of the date of grant. With respect to the stock option awards for fiscal 2014, the options vest as to one-fourth of the shares on each anniversary of the date of grant. With respect to the performance-based restricted stock awards granted in fiscal 2014, the restrictions will lapse if we achieve a certain percentage ROA over a consecutive rolling four-quarter period between the beginning of fiscal 2014 and the end of fiscal 2017 (the "Share Performance Period"). The achievement during the Share Performance Period of a lower threshold ROA percentage would result in the restrictions lapsing as to one-half of the fiscal 2014 performance-based shares. The achievement during the Share Performance Period of the target ROA percentage would result in the restrictions lapsing as to all of the fiscal 2014 performance-based shares. Both the threshold and target ROA percentages require significant execution and effort with the achievement of neither ROA percentage being assured. The ROA goal associated with the performance-based stock granted in fiscal 2014 was achieved at the end of fiscal 2014 and restrictions on those shares lapsed in October 2014 upon the Committee's certification of performance.

In determining the amount of the long-term equity incentive awards for the Named Executive Officers, the Committee reviewed the Market Data and information provided by Mr. Durcan related to the other Named Executive Officer's performance and his recommendation as to the amount of their awards. For fiscal 2014, the long-term equity incentive awards approved by the Committee for each of Messrs. Durcan and Shields were below the 50th percentile of the Market Data for their position or rank. Messrs. Adams, Foster, Shirley and Thorsen were between the 50th and 75th percentile. Mr. Lewis was over the 75th percentile. For information on Mr. Durcan's long-term equity incentive, please see the discussion below on CEO compensation.

We have not and do not plan to time the granting of long-term incentive awards (or the payment of any other compensation) with the release of material, non-public information. Historically, long-term incentive awards have been made in the first quarter of the fiscal year with the exact grant date corresponding with the date of the meeting of the Committee. Historically, long-term incentive grants to the Named Executive Officers are approved by the Committee on the same day as the grants to other executive officers and the exercise price of stock options is equal to the fair market value of our Common Stock as defined by the equity plan pursuant to which the award is granted. For purposes of our equity plans, fair market value is defined as the closing price as quoted on NASDAQ for the last market-trading day prior to the date of grant.

Other fiscal 2014 employee benefits

Executive perquisites, which for us are minor in scope and amount, are not considered to be material elements of compensation. We provide a competitive level of time off, health, life, disability, and retirement benefits to substantially all employees. The Named Executive Officers participate in the same plans as our other employees.

CEO Compensation

The following charts show 1-year TSR data and CEO compensation for us and our Compensation Peer Group.

The information presented in the graph above is based on closing prices on the last trading day of August 2014 and 2013 and represents the rates of return reflecting price appreciation plus reinvestment of dividends and the compounding effect of dividends paid on reinvested dividends.

CEO pay information presented represents peer compensation data via proxies presented to the Committee in October 2013. The 25th, 50th and 75th percentiles presented in the chart represent total target direct compensation (the sum of base salary, short-term incentive and long-term incentive compensation) and aged 3%. This data was used to inform the decision to increase Mr. Durcan’s total target direct compensation for fiscal 2014.

Mr. Durcan's compensation is comprised of the following elements:

Base Salary

Mr. Durcan's base salary was increased from $900,000 (which was set when he became our CEO in February 2012) to $1,025,000. Market Data showed that Mr. Durcan's base salary as CEO was approximately 4% below the median.

Short-Term Incentive

Mr. Durcan's short-term incentive target remained at 150% of his base salary for fiscal 2014. Market Data showed that a short-term incentive of 150% of base salary was the median for CEOs. Based on his salary, the dollar amount of Mr. Durcan's short-term incentive Target Award as CEO was approximately 4% below the median. Mr. Durcan's bonus for fiscal 2014 was $2,447,654.

Long-Term Equity Incentive

Mr. Durcan's long-term equity incentive opportunity based on value was increased in fiscal 2014 from $6,000,000 to $8,000,000. In May 2014, the Committee was informed that the value of the long-term incentive award granted to Mr. Durcan in October 2013 was $7,291,039; as a result, in June 2014, Mr. Durcan received an additional award valued at $709,689. Mr. Durcan's long-term equity incentive opportunity, based on value, was approximately 14% below the market median in fiscal 2014.

Mr. Durcan's long-term incentive was comprised of 25% options, 45% time-based restricted shares and 30% performance-based restricted shares. The following table sets forth the elements and aggregate amounts of Mr. Durcan's long-term incentive award for fiscal 2014:

Award Type	Number of Options/Shares(1)	Grant Date Fair Value(1)
Options	235,300	$1,833,340
Time-based Restricted Stock	210,300	3,703,197
Performance-based Restricted Stock	139,900	2,464,191
	585,500	$8,000,728

(1)
Information related to Mr. Durcan's long-term incentive award is also included in the "Grants of Plan-Based Awards in Fiscal 2014" table. The stock options are listed in the column "Option Awards: Number of Securities Underlying Options," the time-based share amounts are listed in the column "Stock Awards: Number of Shares of Stock or Units," and the performance-based share amounts are listed in the column "Estimated Future Payouts under Equity Incentive Plan Awards Target." The values included in those tables reflect the grant-date fair value under ASC Topic 718.

Severance and Change in Control Arrangements

Severance Agreements

Each of our Named Executive Officers has a similar severance agreement in place (the "Severance Agreements"). We believe severance agreements for certain of our officers are in the best interests of us and our shareholders. The Severance Agreements help us attract and retain qualified executive talent, promote candid discussion among our officers, help provide for a smooth transition when there is a change in management, provide the officer with benefits in consideration of a promise not to compete with us after termination of employment, and release us, and our officers, directors, employees and agents from any and all claims.

The Severance Agreements provide for severance payments upon termination of employment for any reason, including death and voluntary or involuntary termination. The Severance Agreements provide for a "Transition Period," which begins upon a "separation of service" as defined in Section 409A of the Code, regardless of when a termination of employment or loss of officer status occurs, and ends after a period of one year.

Provided an officer complies with post-employment obligations and restrictions described below and all other terms of the Severance Agreement, the officer is entitled to receive compensation during the Transition Period equivalent to the compensation and benefits customarily provided to such officer while employed including, but not limited to, salary, executive bonus, and continued vesting of any granted stock options and restricted shares. With respect to cash and equity awards that are performance-based, the officer is entitled to receive such awards only if the goals are achieved before or during the applicable Transition Period. Such terminated officers are not entitled to receive any new awards under our equity plans or the EIP or to the payment of any compensation that would be deferred past the Transition Period due to payment criteria of an incentive program, as those criteria exist as of the Termination Date.

Terminated officers are subject to the following obligations and restrictions:

•	a one-year non-competition obligation,

•	confidentiality obligations related to our proprietary and confidential information that last indefinitely,

•
a non-disparagement and confidentiality obligation surrounding the reasons for, and circumstances of, the officer's termination of employment or change in officer status that lasts indefinitely. However, we may disclose such information if we determine, in our sole discretion, it is either required by law to be disclosed or necessary to be disclosed to serve a valid business purpose, and

•	non-solicitation and non-interference provisions relating to our employees and business partners that last at least one year.

Upon receipt of all benefits under the Severance Agreement, we and the officer are considered to have settled, waived, and voluntarily released any and all claims each has or may have against the other, inclusive of any of our affiliates, officers, directors, employees or agents, both individually and in their official capacities, which claims are accruing prior to the end of the Transition Period.

Estimated Severance Payments

See "Severance Agreements" on page 32 for a description of the (1) estimated severance amounts as of the end of fiscal 2014 for our continuing Named Executive Officers and (2) estimated severance amounts for Mr. Lewis based on his resignation on December 13, 2013.

Change in Control Arrangements

We do not have separate change in control agreements for our executive officers and directors. The Severance Agreements referenced above provide for transitional benefits in the event of termination of employment, including following a change in control. In addition, under the terms of our EIP and our equity compensation plans, awards may be substituted, assumed or accelerated upon a change in control, depending upon the circumstances. The compensation that executive officers and directors could receive if a change of control occurs is intended to allow them to evaluate objectively whether a potential change in control is in the best interest of us and our shareholders. Estimated value that the Named Executive Officers could receive from our change in control provisions can be found in "Change in Control" on page 33.

Consideration of Tax Consequences when Making Compensation Decisions

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to certain of our Named Executive Officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The key components of our long-term incentives in the form of stock option grants and performance-based restricted stock awards are designed to comply with the statute. Awards under the EIP also are generally designed to comply with the statute. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible under all circumstances. Although the Committee believes it is important to preserve the deductibility of compensation under Section 162(m) whenever practicable, it reserves the right to grant or approve compensation or awards that may be non-deductible when it believes such compensation or awards are in our and our shareholders' best interests.

"Market Data" Defined

Compensation data is gathered by Mercer from proxy statements of the Compensation Peer Group and from published compensation surveys. The relevant survey and Compensation Peer Group data for fiscal 2014, each as discussed below, were weighted equally by the Committee and are collectively referred to throughout this discussion as the "Market Data."

Compensation Peer Group Data

Data is gathered from proxy statements and other documents that are filed with the SEC to develop the Compensation Peer Group data.

Mercer works with the Committee and our management team, including our CEO, to identify peer companies for compensation comparison purposes. The peer companies are primarily selected based on their industry, degree of business match (i.e., semiconductor or electronics manufacturing), and comparability of revenue size. All the peer companies have a Global Industry Classification Standard economic sector classification of Information Technology and an industry classification related to semiconductor or other electronic equipment. The companies selected generally fall within a revenue range of approximately 50% to 200% of the size of Micron and have a high degree of business match. We believe our custom peer group is comprised of companies that are likely to be our competitors for executive talent.

Each year the Committee reevaluates the composition of our Compensation Peer Group to ensure that it reflects industry or economic changes that may have occurred during the fiscal year, such as changes in business strategies, operations, revenues, product lines or availability of information. For fiscal 2014, the composition of the Compensation Peer Group changed with the addition of three new peers and the removal of three peers, Advanced Micro Devices, Inc., NetApp, Inc., and SanDisk Corporation. As a result of these changes, our Compensation Peer Group for fiscal 2014 consisted of: Agilent Technologies, Inc., Applied Materials, Inc., Broadcom Corporation, Corning Incorporated, EMC Corporation, Emerson Electric Co., Flextronics International, Jabil Circuit, Inc., Medtronic Inc., Motorola Solutions, Inc., QUALCOMM Incorporated, Seagate Technology Plc., Symantec Corporation, Texas Instruments Incorporated, Thermo Fisher Scientific Inc. and Western Digital Corp. These companies are referred to in the compensation discussion and analysis as the "Compensation Peer Group."

When collecting and assessing market compensation data we collect data based on job descriptions first. This permits the Committee to "match" positions held by our executives with those of other companies and, as described more fully below, deviate from benchmarked data based on the factors described earlier. If we are not able to match positions to a reasonable number of companies within the Compensation Peer Group, we look to the rank of the person involved and match ranks, e.g., our highest paid officer is ranked to the highest paid officer at each company within the Compensation Peer Group.

Survey Data

Survey data may vary from year to year. For fiscal 2014, Mercer used the Radford Global Technology Survey and Towers Watson CDB High-Tech Executive Compensation Survey. We believe these surveys are particularly relevant for high technology companies given the high level of participation by such companies in the survey.

Stock Ownership Guidelines

We have established stock ownership guidelines for our executive officers and directors. The Committee believes that officers will more effectively manage a company in the best interests of the shareholders if they are also shareholders. The minimum ownership guideline for directors is to hold shares with a value equal to four times their $100,000 annual retainer. The minimum ownership guideline for our CEO is to hold shares with a value equal to five times his base salary. The other Named Executive Officers are required to hold shares with a value equal to three times their base salary. Directors and executive officers are given five years to meet the ownership guidelines. The Governance Committee reviews the Ownership Guidelines and monitors each covered executive's progress toward, and continued compliance with, the guidelines. Stock sales restrictions may be imposed upon executive officers and directors if the stock ownership guidelines are not met. All our executive officers and directors are in compliance with the guidelines.

The following table shows the guidelines for the continuing Named Executive Officers as of the Record Date (November 21, 2014):

Named Executive Officer(1)	Guideline Amount(2)	Compliance with Guideline
Mark W. Adams	$2,325,000	Yes
D. Mark Durcan	5,250,000	Yes
Ronald C. Foster	1,860,000	Yes
Brian M. Shirley	1,890,000	Yes
Steven L. Thorsen, Jr.	1,455,000	Yes

(1)    These guidelines no longer apply to Messrs. Lewis and Shields.

(2)    Based on current salary amounts.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and our discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
Richard M. Beyer
Patrick J. Byrne
D. Warren A. East
Lawrence N. Mondry

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee (Messrs. Beyer, Byrne, East and Mondry) is or has been one of our officers or employees or an officer or employee of any of our subsidiaries. During fiscal 2014, none of our executive officers served on the Compensation Committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Compensation Committee or Board of Directors.

FISCAL 2014 SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our Named Executive Officers in fiscal 2014, 2013 and 2012.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
Mark W. Adams	2014	$726,346	$—	$3,180,960	$1,059,677	$1,552,171	$13,873	$6,533,027
President	2013	600,000	—	2,185,040	1,311,303	—	13,379	4,109,722
	2012	535,961	—	846,240	749,612	48,148	13,130	2,193,091
D. Mark Durcan	2014	1,005,289	—	6,167,388	1,833,340	2,447,654	25,437	11,479,108
CEO (Principal Executive	2013	900,000	—	3,746,600	2,250,077	—	13,641	6,910,318
Officer)	2012	791,135	500,000	2,533,560	2,248,837	76,403	14,018	6,163,953
Ronald C. Foster	2014	582,654	—	2,064,240	686,552	955,182	13,698	4,302,326
CFO (Principal Financial	2013	490,000	—	1,372,800	825,525	—	13,264	2,701,589
Officer)	2012	490,000	—	1,238,400	1,099,817	36,750	15,661	2,880,628
Brian M. Shirley	2014	581,708	—	2,436,480	813,414	955,182	13,698	4,800,482
Vice President of Memory	2013	484,000	—	1,246,960	751,019	—	13,257	2,495,236
Technology and Solutions	2012	484,000	75,000	846,240	749,612	136,246	13,021	2,304,119
Steven L. Thorsen, Jr.	2014	471,596	—	1,319,760	440,288	694,895	565	2,927,104
Vice President of
Worldwide Sales
Roderic W. Lewis(6)	2014	136,904	—	1,607,400	537,301	668,627	570,842	3,521,074
Former Vice President	2013	420,000	—	938,080	563,264	—	13,190	1,934,534
of Legal Affairs, General	2012	420,000	900,000	846,240	749,612	25,200	14,409	2,955,461
Counsel and Corporate
Secretary
Brian J. Shields(6)	2014	417,116	—	1,049,040	350,738	541,270	2,598,658	4,956,822
Vice President of
Business Process
Management

(1)
Fiscal 2014 amount for Mr. Lewis represents salary earned up to his resignation on December 13, 2013. The total amount of salary-based severance to be paid per the terms of Mr. Lewis' Severance Agreement is noted in the "Potential Payments Upon Termination or Change in Control" table.

(2)	Fiscal 2012 amounts received pursuant to a supplemental achievement bonus related to successful litigation outcomes.

(3)
Assumptions used in determining the grant-date fair values of option awards are set forth in the "Equity Plans" note to the financial statements included in our annual reports on Form 10-K for fiscal years 2014, 2013 and 2012, which note is incorporated herein by reference. The grant-date fair values for the stock awards are based on the closing price on the last market-trading day prior to the date of grant. The grant date fair value of the performance-based restricted stock awards granted in fiscal 2014, 2013 and 2012 was computed by multiplying (i) the maximum number of restricted shares awarded to each named executive officer, which was the assumed probable outcome as of the grant date, by (ii) the closing price on the last market-trading day prior to the date of grant.

(4)
All amounts shown were paid pursuant to the Executive Officer Incentive Plan (the "EIP") and relate to the achievement of certain performance milestones. The EIP was suspended for fiscal 2013 and despite performance milestones being met, no bonuses were paid.

(5)
Amounts shown for 2014 included matching contributions under our 401(k) plan of $13,000 for each of Messrs. Adams, Durcan, Foster and Shirley, and $13,490 for Mr. Shields. For fiscal 2013 and fiscal 2012, 401(k) matching contributions were $12,750 and $12,500, respectively, for each of Messrs. Adams, Durcan, Foster, Shirley and Lewis. All Other Compensation in fiscal 2014 also included the following for each of the Named Executive Officers:

•	Amount for Mr. Durcan includes $11,050 related to the use of our football stadium skybox at Boise State University.

•
Amount for Mr. Lewis includes $447,907 in severance benefits pursuant to Mr. Lewis' Severance Agreement (see the "Potential Payments Upon Termination or Change in Control" table.) At the time of his resignation Mr. Lewis also received $122,731 for accumulated unused time-off.

•
During fiscal 2014 Mr. Shields was on an oversees assignment in Singapore.  Amount shown relates to his oversees assignment and includes $2,402,644 in tax gross-up payments, $117,700 in housing expenses, $35,812 in relocation expenses, $14,187 in tax preparation expense, $11,932 in vehicle expenses and $2,398 in miscellaneous expenses.

(6)
Information is included for Messrs. Lewis and Shields because they served as executive officers for a portion of fiscal 2014. Mr. Shields served as our Vice President of Worldwide Operations from June 2010 to March 2014 and currently serves as our Vice President of Business Process Management. Mr. Lewis served as our Vice President of Legal Affairs, General Counsel and Corporate Secretary until his resignation in December 2013.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

The table below sets forth the plan-based award grants to our Named Executive Officers in fiscal 2014.

Name	Plan Name	Grant Date	Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)		Stock Awards: Number of Shares of Stock or Units(3)	Option Awards: Number of Securities Underlying Options(4)	Exercise Price of Options(5)	Close Price on Grant Date	Grant Date Fair Value of Stock (or units) and Options(6)
			Threshold	Target	Max	Threshold	Target
Mark W. Adams	2004 Plan	10/16/13				37,500	75,000					$1,269,000
	2004 Plan	10/16/13						113,000				1,911,960
	2004 Plan	10/16/13							142,000	$16.92	$16.96	1,059,677
	EIP		$487,500	$975,000	$1,950,000
D. Mark Durcan	2004 Plan	10/16/13				66,500	133,000					2,250,360
	2004 Plan	10/16/13						200,000				3,384,000
	2004 Plan	10/16/13							222,000	16.92	16.96	1,656,679
	2004 Plan	6/12/14				3,450	6,900					213,831
	2004 Plan	6/12/14						10,300				319,197
	2004 Plan	6/12/14							13,300	30.99	30.86	176,661
	EIP		768,750	1,537,500	3,075,000
Ronald C. Foster	2004 Plan	10/16/13				24,500	49,000					829,080
	2004 Plan	10/16/13						73,000				1,235,160
	2004 Plan	10/16/13							92,000	16.92	16.96	686,552
	EIP		300,000	600,000	1,200,000
Brian M. Shirley	2004 Plan	10/16/13				29,000	58,000					981,360
	2004 Plan	10/16/13						86,000				1,455,120
	2004 Plan	10/16/13							109,000	16.92	16.96	813,414
	EIP		300,000	600,000	1,200,000
Steven L. Thorsen,	2004 Plan	10/16/13				15,500	31,000					524,520
Jr.	2004 Plan	10/16/13						47,000				795,240
	2004 Plan	10/16/13							59,000	16.92	16.96	440,288
	EIP		218,250	436,500	873,000
Roderic W. Lewis	2004 Plan	10/16/13				19,000	38,000					642,960
	2004 Plan	10/16/13						57,000				964,440
	2004 Plan	10/16/13							72,000	16.92	16.96	537,301
	EIP		210,000	420,000	840,000
Brian J. Shields	2004 Plan	10/16/13				12,500	25,000					423,000
	2004 Plan	10/16/13						37,000				626,040
	2004 Plan	10/16/13							47,000	16.92	16.96	350,738
	EIP		170,000	340,000	680,000

(1)
Represents estimated EIP payouts for fiscal 2014. Payment of bonuses under the EIP is dependent upon meeting specified performance goals. Actual amounts are included in the "Fiscal 2014 Summary Compensation Table" and a description of the performance milestones associated with such bonuses in included in the "Compensation Discussion and Analysis."

(2)
Represents restricted stock awarded in fiscal 2014 with performance-based restrictions. Information related to the performance-based restrictions associated with these shares is contained in "Compensation Discussion and Analysis." Target amounts represent the maximum number of shares that may be awarded.

(3)	Represents restricted stock awarded in fiscal 2014 with time-based restrictions. Time-based restrictions lapse in four equal installments over a four-year period from the date of the award.

(4)
Represents options awarded in fiscal 2014. Options granted on 10/16/13 have a term of six years and options granted on 6/12/14 have a term of eight years. All options vest in equal installments over a four-year period.

(5)
Under the 2004 Plan, options are required to have an exercise price equal to the fair market value. Fair market value is defined as the closing price on the last market-trading day prior to the date of grant.

(6)
The value shown is based on the fair value as of the date of grant. Assumptions used in determining the fair values of these option awards are set forth in the "Equity Plans" note to our financial statements included in our annual report on Form 10-K for fiscal 2014. The value shown for performance-based awards is determined based on payout at the target level.

Plan Information

Fiscal 2014 compensatory awards to the Named Executive Officers were made pursuant to the 2004 Equity Incentive Plan (the "2004 Plan"). The purpose of the 2004 Plan is to promote our success by linking the personal interests of our employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance. Permissible awards under the 2004 Plan include: options, restricted stock, restricted stock units, stock appreciation rights, deferred stock units and dividend equivalent rights. We have issued options, restricted stock and restricted stock units under the 2004 Plan. Options granted under the 2004 Plan have an exercise price equal to the fair market value (as defined by the 2004 Plan) on the date of grant and a term of six years if granted prior to January 23, 2014 or eight years if granted following January 23, 2014. For purposes of share counting, each share of restricted stock issued under the 2004 Plan reduces the number of shares available for issuance by two.

Historically, we have provided annual bonuses to our executive officers pursuant to the EIP. As discussed above, in October 2014, the Compensation Committee reviewed the goals established under the EIP for fiscal year 2014 and certified achievement of results.

Lapsing of Restrictions Associated with Restricted Stock Awards

The restrictions associated with the restricted stock granted to the Named Executive Officers include both time-based restrictions and performance-based restrictions. Time-based restrictions lapse in four equal installments over a four-year period. The restrictions associated with performance-based awards are described below.

Issuance and Vesting of Performance-based Awards

Restricted Stock

Our executive officers have been granted restricted stock with performance-based restrictions related to the achievement of a minimum specified ROA goal over a consecutive rolling four-quarter period within a certain time period (the "Share Performance Period"). The achievement during the Share Performance Period of the threshold ROA percentage would result in the restrictions lapsing as to one-half of the performance-based shares. The achievement during the Share Performance Period of the target ROA percentage would result in the restrictions lapsing as to all the performance-based shares. Both the threshold and target ROA percentages require significant execution and effort with the achievement of neither ROA percentage being assured. In the absence of at least the threshold ROA percentage being achieved during the Share Performance Period, the restrictions would not lapse and the shares would be forfeited. The ROA goal associated with the performance-based stock granted in fiscal 2014 was achieved at the end of fiscal 2014 and restrictions on those shares lapsed in October 2014 upon the Committee's certification of performance.

Cash Awards

Bonuses were paid to the Named Executive Officers in fiscal 2014 as a result of achievement of certain goals. See the "Components of the Executive Compensation Program" section of the "Compensation Discussion and Analysis."

Stock Option Vesting

Since September 2004, options granted generally vest in four equal installments over a four-year period from the date of grant and have a term of six years. In January 2014, we received shareholder approval of an amendment to the 2004 Plan to provide for option terms of eight years.

Determination of Stock-based Compensation

The fair values of option awards were estimated as of the dates of grant using the Black-Scholes option valuation model in accordance with ASC Topic 718. The Black-Scholes model requires the input of assumptions, including the expected stock-price volatility and estimated option life. The expected volatilities utilized were based on implied volatilities from traded options on our stock and on historical volatility. The expected lives of options granted were based, in part, on historical experience and on the terms and conditions of the options. The risk-free interest rates utilized were based on the U.S. Treasury yield in effect at each grant date. No dividends were assumed in estimated option values.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table provides information with respect to outstanding stock options and restricted stock held by our Named Executive Officers as of August 28, 2014.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price ($)	Option Expiration Date	Shares or Units of Stock That Have Not Vested			Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)($)
Name	Exercisable (#)	Unexercisable (#)				Number (#)		Market Value(1)($)
Mark W. Adams	46,250	48,750	(2)	$7.59	10/11/2016	12,250	(3)	$401,923	75,000	(4)	$2,460,750
	129,500	129,500	(5)	5.16	10/11/2017	36,500	(6)	1,197,565
	110,000	330,000	(7)	5.72	10/16/2018	171,750	(8)	5,635,118
		142,000	(9)	16.92	10/16/2019	113,000	(10)	3,707,530
D. Mark Durcan	293,250	97,750	(2)	7.59	10/11/2016	24,750	(3)	812,048	133,000	(4)	4,363,730
	388,500	388,500	(5)	5.16	10/11/2017	109,000	(6)	3,576,290	6,900	(4)	226,389
	188,750	566,250	(7)	5.72	10/16/2018	294,750	(8)	9,670,748
		222,000	(9)	16.92	10/16/2019	200,000	(10)	6,562,000
		13,300	(9)	30.99	6/12/2022	10,300	(10)	337,943
Ronald C. Foster	93,000			7.46	10/5/2015	16,500	(3)	541,365	49,000	(4)	1,607,690
		65,000	(2)	7.59	10/11/2016	53,500	(6)	1,755,335
	190,000	190,000	(5)	5.16	10/11/2017	108,000	(8)	3,543,480
	69,250	207,750	(7)	5.72	10/16/2018	73,000	(10)	2,395,130
		92,000	(9)	16.92	10/16/2019
Brian M. Shirley	48,750	48,750	(2)	7.59	10/11/2016	12,250	(3)	401,923	58,000	(4)	1,902,980
	64,750	129,500	(5)	5.16	10/11/2017	36,500	(6)	1,197,565
	63,000	189,000	(7)	5.72	10/16/2018	98,250	(8)	3,223,583
		109,000	(9)	16.92	10/16/2019	86,000	(10)	2,821,660
Steven L. Thorsen, Jr.		16,250	(2)	7.59	10/11/2016	4,000	(3)	131,240	31,000	(4)	1,017,110
	69,000	69,000	(5)	5.16	10/11/2017	19,500	(6)	639,795
	31,500	94,500	(7)	5.72	10/16/2018	49,500	(8)	1,624,095
		59,000	(9)	16.92	10/16/2019	47,000	(10)	1,542,070
Roderic W. Lewis (11)		48,750	(2)	7.59	1/12/2015	12,250	(3)	401,923	38,000	(4)	1,246,780
	79,500	129,500	(5)	5.16	1/12/2015	36,500	(6)	1,197,565
		141,750	(7)	5.72	1/12/2015	73,500	(8)	2,411,535
		72,000	(9)	16.92	1/12/2015	57,000	(10)	1,870,170
Brian J. Shields		35,750	(2)	7.59	10/11/2016	9,000	(3)	295,290	25,000	(4)	820,250
		95,000	(5)	5.16	10/11/2017	26,500	(6)	869,465
		103,500	(7)	5.72	10/16/2018	54,000	(8)	1,771,740
		47,000	(9)	16.92	10/16/2019	37,000	(10)	1,213,970

(1)	Calculated by multiplying the number of shares of restricted stock by $32.81, the closing price of our Common Stock on August 28, 2014.

(2)	Options vest on October 11, 2014.

(3)	Restrictions on shares lapse on October 11, 2014.

(4)
Performance-based restrictions on shares lapse upon the achievement of a simple average ROA goal through the fourth fiscal quarter of 2017. The metric was met in the fourth quarter of 2014 and the shares were released on October 20, 2014.

(5)	Options vest in equal installments on October 11, 2014 and October 11, 2015.

(6)	Restrictions on shares lapse in equal installments on October 11, 2014 and October 11, 2015.

(7)	Options vest in equal installments on October 16, 2014, October 16, 2015 and October 16, 2016.

(8)	Restrictions on shares lapse in equal installments on October 16, 2014, October 16, 2015 and October 16, 2016.

(9)	Options vest in equal installments on October 16, 2014, October 16, 2015, October 16, 2016 and October 16, 2017.

(10)	Restrictions on shares lapse in equal installments on October 16, 2014, October 16, 2015, October 16, 2016 and October 16, 2017.

(11)
Unexercisable option and unvested share numbers reported include awards that were outstanding on August 28, 2014 but will not vest prior to December 13, 2014, the end of Mr. Lewis' severance period. All of his unvested option and restricted stock awards as of December 13, 2014 will be forfeited. Vested stock options for Mr. Lewis which do not expire earlier pursuant to their terms, will expire if not exercised on or before January 12, 2015, which is 30 days following the end of his severance agreement. For more information regarding severance agreements see "Potential Payments Upon Termination or Change in Control."

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2014

The following table sets forth information related to the number of options and restricted awards held by each of the Named Executive Officers that were exercised or vested in fiscal 2014 and the value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Mark W. Adams	466,748	$6,859,207	175,250	$3,919,340
D. Mark Durcan	1,387,000	23,332,090	342,650	7,614,351
Ronald C. Foster	630,000	9,576,055	145,000	3,125,508
Brian M. Shirley	426,250	6,066,993	133,750	3,015,795
Steven L. Thorsen, Jr.	189,250	2,261,515	65,500	1,502,943
Roderic W. Lewis	1,011,500	15,761,438	105,500	2,300,905
Brian J. Shields	327,500	3,508,131	74,500	1,604,823

(1)	Value calculated by subtracting the exercise price from the fair market value of the shares at the time of exercise multiplied by the number of options exercised.

(2)	Includes performance-based restricted stock, which vested in October 2014 based on fiscal 2014 performance.

(3)	Value calculated by multiplying number of shares by the market value per share on the vesting date.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following tables quantify the estimated payments and benefits for each of the Named Executive Officers pursuant to the Severance Agreements and in the event of a change of control as described in the "Severance and Change in Control Arrangements" section of the "Compensation Discussion and Analysis." The amounts listed for Mr. Lewis are based on his resignation on December 13, 2013. The amounts listed for the currently employed Named Executive Officers are estimated amounts that were calculated as if the Named Executive Officers separated from service on August 28, 2014, the last day of fiscal 2014.

Severance Agreements

The "Salary" portion of severance payments are paid on our regular bi-weekly payroll schedule during the officer's Transition Period subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, payments during the delay would be accumulated and paid to the officer on the first day of the seventh month following the Named Executive Officer's separation from service. The remaining payments would then be paid according to our regular payroll schedule.

The "Bonus" portion of the severance payments is paid only if the applicable performance goals are achieved before or during the applicable Transition Period. Such payments are made at the same time that the other officers participating in the applicable bonus plan receive their payments, if any, and typically would occur during our first fiscal quarter.

The "Cash in Lieu of Benefits" portion of the severance payments is calculated based on the difference between the amount of premiums the Named Executive Officer paid each month for benefits coverage as our employee and the estimated premiums the Named Executive Officer would need to pay each month for the same or similar coverage as a former employee. This monthly amount is multiplied by the number of months in the Named Executive Officer's Transition Period and is grossed-up for taxes. All gross-up calculations and payments are based on the standard supplemental withholding rates provided by federal and state guidelines. We do not use the Named Executive Officer's actual tax rate for these calculations. The "Cash in Lieu of Benefits" payment is made within 30 days after the Named Executive Officer's separation from service, subject to the possibility of a six-month delay that may be required by Section 409A of the Code. If Section 409A imposes a six-month delay, the payment would be made to the Named Executive Officer on the first day of the seventh month following the officer's separation from service.

Name	Salary (1)	Bonus (2)	Cash in Lieu of Benefits Payment (3)	Value of Extended Option Vesting and Exercise Period (4)	Value of Extended Restricted Stock Vesting (5)	Value of Unearned Stock Awards (6)	Total
Mark W. Adams	$750,000	$1,552,171	$109,626	$6,575,070	$3,805,960	$2,460,750	$15,253,577
D. Mark Durcan	1,025,000	2,447,654	126,928	13,873,960	7,548,761	4,590,119	29,612,422
Ronald C. Foster	600,000	955,182	154,725	6,517,124	3,198,975	1,607,690	13,033,696
Brian M. Shirley	600,000	955,182	75,726	5,167,891	2,780,648	1,902,980	11,482,427
Steven L. Thorsen, Jr.	485,000	694,895	56,555	2,455,802	1,378,020	1,017,110	6,087,382
Roderic W. Lewis	525,000	668,627	94,542	2,897,823	1,598,290	877,040	6,661,322
Brian J. Shields (7)	425,000	541,270	87,613	3,339,620	1,624,095	820,250	6,837,848

(1)	Represents 12 months of the Named Executive Officer's monthly salary as of August 28, 2014, except Mr. Lewis. Mr. Lewis' salary is as of his resignation on December 13, 2013.

(2)	Represents the actual EIP bonus paid for fiscal 2014.

(3)
Represents a cash payment in an amount estimated to allow the Named Executive Officer to purchase during the Transition Period benefits similar to those he received while he was our employee. The amount listed includes a gross-up calculation for the tax impact of the payment.

(4)
Represents the value resulting from the additional vesting for stock options provided by the Named Executive Officer's Transition Period and the additional thirty day exercise period following the Transition Period. The fair value of each option award is estimated as of August 28, 2014 (December 13, 2013 for Mr. Lewis) using the Black-Scholes option valuation model. The expected volatilities utilized are based on implied volatility from traded options on our stock and on historical volatility. The expected lives of options are based on the shorter of length of the Transition Period plus thirty days or remaining life of the option. The risk-free interest rates utilized are based on the U.S. Treasury yield in effect on August 28, 2014 (December 13, 2013 for Mr. Lewis).

(5)
Represents the value resulting from the additional vesting of restricted shares during the Named Executive Officer's Transition Period. The amount shown is calculated as the number of additional shares that would vest during the Transition Period multiplied by $32.81, our closing stock price on August 28, 2014 (for Mr. Lewis, $23.08, our closing stock price on December 13, 2013).

(6)
The performance-based goals of restricted stock awards granted in fiscal 2014 were met on August 28, 2014 and the restrictions would have lapsed during the Named Executive Officer's Transition Period. Amount shown is calculated as the number of shares on which restrictions would lapse multiplied by $32.81, our closing stock price on August 28, 2014 (for Mr. Lewis, $23.08, our closing stock price on December 13, 2013).

(7)
Due to his overseas assignment, we will provide tax preparation assistance to Mr. Shields for the 2014 and 2015 calendar years and may also provide such services for 2016. These services are estimated to cost approximately $15,000 per year, which includes the cost of a gross-up calculation for the tax impact of the payment. Because these services relate to his prior overseas assignment and not to his Severance Agreement, these amounts are not included in the table above.

Change in Control

We do not have change in control agreements with our Named Executive Officers. However, our equity plans, grant agreements, and EIP have change in control provisions. A change in control is generally defined as a change in the majority of the Board's directors within a specified time period or the acquisition of 35% or more of our outstanding Common Stock.

For equity awards, the impact of a change in control differs for outstanding time-based and performance-based awards. Outstanding time-based awards would automatically become fully vested or the applicable restrictions lapse. Outstanding performance-based awards are treated as if all required performance goals were satisfied on the date of the change in control and are vested or have their restrictions lapse on a pro-rata basis based on the amount of the performance period completed as of the date of the change in control.

Under the EIP, a change in control results in an early payout of awards, to the extent earned. Upon a change in control, performance achievement is measured as of the last day of the month preceding the change in control.

The following table sets forth the estimated benefits payable to the continuing Named Executive Officers pursuant to the various change in control provisions, assuming a change in control occurred on August 28, 2014.

Name	Bonus(1)	Value of Options(2)	Value of Restricted Stock(3)	Total
Mark W. Adams	$1,552,171	$16,006,230	$13,402,885	$30,961,286
D. Mark Durcan	2,447,654	32,098,779	25,549,147	60,095,580
Ronald C. Foster	955,182	13,982,628	9,843,000	24,780,810
Brian M. Shirley	955,182	11,662,170	9,547,710	22,165,062
Steven L. Thorsen, Jr.	694,895	5,815,190	4,954,310	11,464,395
Brian J. Shields	541,270	7,079,010	4,970,715	12,590,995

(1)	Represents the actual EIP bonus paid for fiscal 2014.

(2)
All outstanding options are time-based equity awards and would have fully vested on August 28, 2014. Amount shown is calculated as the excess of $32.81, the closing price of our stock on August 28, 2014, over the accelerated option's exercise price.

(3)
All outstanding time-based restricted stock awards would have fully vested on August 28, 2014. The fiscal 2014 performance-based restricted stock awards were outstanding on August 28, 2014 and the performance-based criteria were fully met on August 28, 2014, even without a change in control provision, but the lapsing of the restrictions would have been accelerated to the date of the change in control. Amount shown is calculated as the number of shares on which restrictions would lapse multiplied by $32.81 per share, our closing stock price on August 28, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of August 28, 2014, regarding Common Stock that may be issued pursuant to our equity compensation plans:

	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Shareholders(2)	35,253,224	$12.49	91,475,801	(3)
Equity Compensation Plans Not Approved by Shareholders(4)	22,335,003	8.32	7,709,477	(5)
Totals(6)	57,588,227	10.57	99,185,278

(1)	Excludes restricted stock units that convert to shares of Common Stock for no consideration.

(2)
Includes shares issuable or available pursuant to our 1994 Stock Option Plan (the "1994 Plan"), 2000 Lexar Stock Option Plan (the "2000 Lexar Plan"), 2001 Stock Option Plan (the "2001 Plan"), the 2004 Plan, the 2007 Plan and the Numonyx Equity Incentive Plan (the "Numonyx Plan"). Options and SARs granted under the 2004 Plan and the 2007 Plan after January 23, 2014 have a term of eight years; options and SARs granted under the 2004 Plan and the 2007 Plan prior to January 23, 2014 have a term of six years, and all our other equity plans provide for a maximum term of 10 years. The 2004 Plan, the 2007 Plan and the Numonyx Plan are our only plans that permit granting of awards other than stock options. The 2004 Plan and the 2007 Plan provide that awards other than stock options or SARs reduce the number of available shares under the plan by two shares for each one share covered by the award. In addition, none of our equity plans contain provisions that are commonly known as "liberal share counting provisions" or permit the grant of discounted options or SARs.

(3)	Plans permit granting options and full value awards. If issuing full value awards, the number of available shares is 47,297,479.

(4)
Includes shares issuable or available pursuant to our Nonstatutory Stock Option Plan (the "NSOP"), 1997 Nonstatutory Stock Option Plan (the "1997 Plan") and the 1998 Nonstatutory Stock Option Plan (the "1998 Plan"). Options granted under the aforementioned plans have terms ranging from six to ten years. The exercise price and the vesting schedule of the options granted under these plans are determined by the administrators of the plans or our Board of Directors. Executive officers and directors do not participate in the aforementioned plans.

(5)	None of these shares are available to grant as full value awards.

(6)	The following table contains further information as to awards outstanding and available for issuance under each of our equity plans.

Equity Plan	(a) Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Number of Securities Available for Issuance (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders
1994 Plan	500		—
2000 Lexar Plan	49,905		—
2001 Plan	2,146,639		—
2004 Plan	10,202,863	(1)	41,334,217
2007 Plan	21,373,972	(2)	47,022,426
Numonyx Plan	1,479,345	(3)	3,119,158
Approved Plan Total	35,253,224		91,475,801

Plans Not Approved by Shareholders
NSOP	22,170,437		7,568,189
1997 Plan	41,660		38,763
1998 Plan	122,906		102,525
Not Approved Plan Total	22,335,003		7,709,477
Grand Total	57,588,227		99,185,278

(1)	Includes 747,875 restricted stock units and excludes 3,862,700 restricted stock.

(2)	Includes 8,194,399 restricted stock units and excludes 99,001 restricted stock.

(3)	Includes 177,873 restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related party transactions are reviewed by our Board of Directors. Related parties include our directors and officers, their family members and affiliates and certain beneficial owners. In cases where the related party is a director or an affiliate of a director, that director does not participate in the review of the proposed transaction. In reviewing a proposed related party transaction, the Board considers all the relevant facts and circumstances of the transaction, such as (i) the nature and terms of the transactions, (ii) the dollar value of the transaction, (iii) whether the terms of the transaction are at least as favorable as they would have been if a related party was not involved, (iv) the business reasons for the transaction, (v) whether the transaction would result in an improper conflict of interest and (vi) the effects of the transaction on the ongoing relationship between us and the related party. Other than as noted below, there were no other related party transactions in excess of $120,000 for fiscal 2014 and through November 7, 2014.

Mr. Shield's spouse was an employee of the Company for a portion of fiscal 2014. In connection with her service to the Company she received cash compensation of approximately $114,000 and equity compensation of approximately $75,000. Mrs. Shields is no longer an employee of the Company.

We paid approximately $220,000 to Danaher Corporation and its subsidiaries for facility systems and maintenance parts. Mr. Byrne has served as the President of Tektronix, a subsidiary of Danaher Corporation, since July 2014. Mr. Byrne was Vice President of Strategy and Business Development and Chief Technical Officer of Danaher Corporation from November 2012 to July 2014.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers, and persons who own beneficially more than 10% of our Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to us pursuant to Section 16(a) of the Exchange Act. All directors, executive officers, and greater than 10% beneficial owners complied with all applicable filing requirements during the fiscal year ended August 28, 2014, based on the reports received or written representations from reporting persons.

PROPOSAL 2 – APPROVAL OF AMENDED AND RESTATED
2007 EQUITY INCENTIVE PLAN

We currently maintain the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the "2007 Plan"). The 2007 Plan has been effective in attracting and retaining highly-qualified non-executive employees, non-employee directors and consultants and has provided incentives that align the economic interests of plan participants with those of our shareholders.

Under the 2007 Plan, as of the Record Date, November 21, 2014, 42,557,714 equity awards had been granted, net of cancellations.  Due to the fungible share pool provision of the 2007 Plan (see "Important Provisions – Fungible Share Pool" below), the equity awards granted as of the Record Date counted as 58,228,458 awards against the plan share reserve.  As of the Record Date, approximately 47 million awards remained available for future grants, subject to the fungible share pool provision. We expect to exhaust the existing share reserve of the 2007 Plan in the next two years. Our calculations suggest that it is prudent to replenish the share reserve at this time. Without the additional shares, we would need to make changes to our long-term incentives program in order to conserve the remaining share reserve. In order to enable us to continue offering meaningful equity-based incentives to key non-executive employees, non-employee directors and consultants, the Board believes that it is both necessary and appropriate to increase the number of shares of Common Stock available for these purposes. Accordingly, we are asking our shareholders to approve an amendment and restatement of the 2007 Plan that would increase the total number of shares of Common Stock available for grant under the 2007 Plan by 30 million, which would make available for grant under the 2007 Plan a total of approximately 77 million shares of Common Stock.

Background for the Current Request to Increase the Share Reserve for Equity Incentive Awards

Significant Historical Award Information

Common measures of a stock plan's cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, we have maintained an average equity run rate of only 2.3% of shares of Common Stock outstanding per year. Dilution measures the degree to which our shareholders' ownership has been diluted by stock-based compensation awarded under our various equity plans and also includes shares that may be awarded under our various equity plans in the future ("overhang").

The following table shows how our key equity metrics have changed over the past three fiscal years:

Key Equity Metrics	2014	2013	2012
Equity Run Rate(1)	1.8%	2.4%	2.7%
Overhang(2)	15.0%	15.3%	19.6%
Dilution(3)	5.7%	8.0%	10.3%

(1)	Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the fiscal year.

(2)
Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the fiscal year.

(3)	Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Number of Shares Requested

We considered several factors in determining to request 30 million additional shares for the 2007 Plan:

•
Assuming shareholder approval of 2007 Plan, 77 million shares will be available for future grants. We expect this amount to last for approximately 3 years of awards. This estimate is based on a run rate of between 2% and 2.5%. While we believed this modeling provided a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact our future equity share usage.

•
The total overhang resulting from the share request, including awards outstanding under all of our equity plans, represents approximately 17.2% of the shares of Common Stock outstanding as of the Record Date.

Authorized Shares and Stock Price

Our Restated Certificate of Incorporation authorizes the issuance of 3 billion shares of Common Stock. There were 1,074,473,391 shares of Common Stock issued and outstanding as of the Record Date and the closing price of a share of Common Stock as of that date was $34.30.

Important Provisions

The 2007 Plan contains a number of provisions that we believe are consistent with the interests of shareholders and sound corporate governance practices, including:

•
Fungible Share Pool. The 2007 Plan uses a fungible share pool under which each stock option and SAR counts as one share against the plan share reserve and each stock-based full-value award (which includes any stock-based or stock-settled award other than options or SARs) counts as two shares against the plan share reserve.

•
No liberal share counting for stock options or SARs. The 2007 Plan prohibits the reuse of shares withheld, repurchased or delivered to satisfy the exercise price or minimum tax withholding requirements relating to a stock option or SAR. The Plan also prohibits "net share counting" upon the exercise of options or SARs.

•
No repricing of stock options or SARs. The 2007 Plan prohibits the repricing of stock options or SARs without shareholder approval. This prohibition includes (i) reducing the exercise price or base price of an option or SAR after the date of grant, (ii) canceling an option or SAR in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, and (iii) any repurchasing an option or SAR for value (in cash or otherwise) if the current fair market value of the shares of Common Stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR.

•
No discounted stock options or SARs. All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying Common Stock on the date of grant.

•	No award may be transferred for value. The 2007 Plan prohibits the transfer of unexercised, unvested or restricted awards to third parties for value.

•
No liberal definition of "change in control." The change in control definition contained in the 2007 Plan is not a "liberal" definition that would be activated on mere shareholder approval of a transaction.

•
Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards granted under the 2007 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

•	No Dividends on Unearned Awards. The 2007 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards, including performance-based full-value awards.

•
Limitation on Amendments. No material amendments to the 2007 Plan can be made without shareholder approval if any such amendment would materially increase the number of shares reserved or the per-participant award limitations under the plan, or that would diminish the prohibitions on repricing stock options or SARs.

Summary of the 2007 Plan as Proposed to be Amended and Restated

A summary of the 2007 Plan as proposed to be amended and restated is set forth below. This summary is qualified in its entirety by the full text of the 2007 Plan, as proposed to be amended, which is attached to this Proxy Statement as Appendix A.

Purpose; Eligibility

The purpose of the 2007 Plan is to promote our success by linking the personal interests of its employees, officers, directors and consultants to those of our shareholders, and by providing participants with an incentive for outstanding performance.

Employees (other than corporate officers, including the Named Executive Officers) and non-employee directors of the Company or any affiliate, including subsidiaries, are eligible to receive awards under the 2007 Plan. It is expected that approximately 30,400 employees and seven non-employee directors will be eligible to participate in the 2007 Plan.

Permissible Awards

The plan authorizes the grant of awards in any of the following forms:

•
Options to purchase shares of Common Stock, which may be nonstatutory stock options or incentive stock options under the U.S. Internal Revenue Code (the "Code"). The exercise price of an option granted under the 2007 Plan may not be less than the fair market value of our Common Stock on the date of grant. Stock options granted under the 2007 Plan may have a term of up to eight years.

•
SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the base price of the SAR. The base price of a SAR may not be less than the fair market value of our common stock on the date of grant. SARs granted under the 2007 Plan may have a term of up to eight years.

•
Performance shares, which are payable in Common Stock (or an equivalent value in cash or other property) upon the attainment of performance goals set by the Compensation Committee of the Board of Directors (the "Committee").

•	Restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee.

•
Restricted stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, based upon the attainment of stated vesting or performance goals set by the Committee.

•
Deferred stock units, which represent the right to receive shares of Common Stock (or an equivalent value in cash or other property) in the future, generally without any vesting or performance restrictions.

•	Other stock-based awards in the discretion of the Committee, including unrestricted stock grants.

All awards will be evidenced by a written award certificate between us and the participant, which will include such provisions as may be specified by the Committee. Dividend equivalent rights, which entitle the participant to payments in cash or property calculated by reference to the amount of dividends paid on the shares of stock underlying an award, may be granted with respect to awards other than options or SARs.

Awards to Non-Employee Directors

Awards granted under the 2007 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2007 Plan to non-employee directors.

Shares Available for Awards

The proposed amendment of the 2007 Plan would increase the number of shares that may be issued under the 2007 Plan by 30 million shares. If the shareholders approve the proposed amendment to the 2007 Plan, the aggregate number of shares of Common Stock reserved and available for issuance pursuant to awards granted under the 2007 Plan will be 135 million, subject to adjustment as provided in the 2007 Plan. The maximum number of shares that may be issued to one person upon exercise of incentive stock options granted under the 2007 Plan is 2 million. Each share issued pursuant to "full value" awards, such as restricted stock, unrestricted stock, restricted stock units, deferred stock units, performance shares, or other stock-based awards (other than options or stock appreciation rights) payable in stock, reduces the number of shares available for grant by two shares.

Share Counting

Shares subject to awards that terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason, and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the 2007 Plan. The following shares of Common Stock may not again be made available for issuance as awards under the 2007 Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding option or SAR, or (iii) shares of Common Stock repurchased on the open market with the proceeds of the exercise price of an option.

Limitations on Awards

The maximum number of shares of Common Stock that may be covered by options and stock appreciation rights granted under the 2007 Plan to any one person during any one calendar year is 5 million. The maximum number of shares of Common Stock that may be granted under the 2007 Plan in the form of restricted stock, restricted stock units, deferred stock units, performance shares or other stock-based awards (other than options or stock appreciation rights) under the 2007 Plan to any one person during any one calendar year is 5 million.

Minimum Vesting Requirements

With certain exceptions, full-value awards granted under the 2007 Plan will be subject to a minimum vesting period of three years (which may include graduated vesting) or one year if the vesting is performance-based. Exceptions include awards issued in substitution for awards in a business combination; awards issued for foregone compensation; accelerated vesting in the case of death, disability or retirement, or the occurrence of a change in control (as defined in the 2007 Plan); and awards covering 5% or fewer of the total number of shares of Common Stock authorized under the 2007 Plan.

Administration

The plan will be administered by the Committee. The Committee will have the authority to grant awards; designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2007 Plan; and make all other decisions and determinations that may be required under the 2007 Plan. The Board of Directors may at any time administer the 2007 Plan. If it does so, it will have all the powers of the Committee under the 2007 Plan.

In addition, the Board or the Committee may expressly delegate to a special committee some or all of the Committee's authority, within specified parameters, to grant awards to eligible participants who, at the time of grant, are not executive officers and are not reasonably anticipated to be become officers subject to the deduction limits of Section 162(m) of the Code.

Deductibility under Section 162(m)

The 2007 Plan is designed to comply with Code Section 162(m) so that grants of market-priced options and stock appreciation rights under the 2007 Plan, and other awards that are conditioned on performance goals as described below, may be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and may be fully deductible. A number of requirements must be met for particular compensation to qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances. While the Committee believes it is important to preserve the deductibility of compensation under Code Section 162(m) generally, the Board and the Committee reserve the right to grant or approve awards or compensation that is non-deductible.

Performance Goals

The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1 million deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award. Performance goals for such awards shall be based on one or more of the following financial, strategic and operational business criteria:

•	gross and/or net revenue (including whether in the aggregate or attributable to specific products);

•	cost of goods sold and gross margin;

•	costs and expenses, including research and development and selling, general and administrative expenses;

•	income (gross, operating, net, etc.);

•	earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis);

•	cash flows and share price;

•	return on assets, investment, capital or equity;

•	manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction;

•	product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management);

•	economic profit or loss;

•	market share;

•	employee retention, compensation, training and development, including succession planning; and

•
objective goals consistent with the participant's specific duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

In order to meet the requirements of Section 162(m), the Committee must establish such goals within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations) and the Committee may not increase any award or, except in the case of death, disability or a change in control of us, waive the achievement of any specified goal. The Committee may determine that any evaluation of performance will include, exclude, or otherwise equitably adjust for any events that occur during a performance period including, by way of example but without limitation, the following: asset write-downs or impairment charges; litigation or claim judgments or settlements; the effect of changes in tax laws or accounting principles affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items as described in then-current accounting principles and/or in management's discussion and analysis of financial condition and results of operations appearing in our annual report to shareholders for the applicable year; acquisitions or divestitures; and foreign exchange gains and losses. However, in order to meet the requirements of Section 162(m), in the event the Committee determines to include or exclude such unusual and nonrecurring events when measuring actual results achieved, it must do so within the first 90 days after the beginning of the period for which such performance goal relates (or such other time as may be required or permitted under applicable tax regulations). Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Limitations on Transfer; Beneficiaries

No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order; provided, however, that the Committee may permit other transfers (other than transfers for value) where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant's death.

Acceleration Upon Certain Events

Unless otherwise provided in an award certificate or other governing document, upon the occurrence of a "change in control" (as defined in the 2007 Plan), all outstanding options and other awards in the nature of rights that may be exercised will become fully exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the change in control.

Unless otherwise provided in an award certificate or other governing document, if a participant's service terminates by reason of death or disability, all of such participant's outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised will become fully vested and exercisable, all time-based vesting restrictions on outstanding awards will lapse, all outstanding performance-based awards will be fully earned based upon an assumed achievement of all relevant performance goals at "target" levels and there will be a pro-rata payout of such performance awards based upon the length of time within the performance period that has elapsed prior to the termination of service.

In addition, the Committee may in its discretion accelerate awards for any other reason, subject to the above described minimum vesting requirements. The Committee may discriminate among participants or among awards in exercising such discretion.

Adjustments

Subject to any required action by the shareholders, the number of shares of Common Stock covered by outstanding awards, and the share authorization limits under the 2007 Plan, as well as the price per share of Common Stock covered by each outstanding award, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by us. Also, in the case of a stock split, stock dividend or stock consolidation, the share authorization limits under the 2007 Plan and shares subject to outstanding awards will automatically be adjusted proportionately.

Termination and Amendment

If the proposed amendment to the 2007 Plan is approved by our shareholders at the Fiscal 2014 Annual Meeting, it will terminate on January 22, 2025, or, if the shareholders approve an amendment to the 2007 Plan that increases the number of shares subject to the plan, the 10th anniversary of the date of such approval, unless earlier terminated by the Board or the Committee. The Board or the Committee may, at any time and from time to time, terminate or amend the 2007 Plan, but if an amendment to the 2007 Plan would materially increase the number of shares of stock issuable under the 2007 Plan, expand the types of awards provided under the 2007 Plan, materially expand the class of participants eligible to participate in the 2007 Plan, materially extend the term of the 2007 Plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. No termination or amendment of the 2007 Plan may adversely affect any award previously granted under the 2007 Plan without the written consent of the participant. Without the prior approval of our shareholders, the 2007 Plan may not be amended to directly or indirectly reprice, replace or repurchase "underwater" options or SARs.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the shareholders or otherwise permitted by the antidilution provisions of the 2007 Plan, (i) the exercise price or base price of an option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other awards, or options or SARS with an exercise price or base price that is less than the exercise price or base price of the original option or SAR, or otherwise, (iii) we may not repurchase an option or SAR for value (in cash or otherwise) from a participant if the current fair market value of the shares of Common Stock underlying the option or SAR is lower than the exercise price or base price per share of the option or SAR, and (iv) the original term of an option or SAR may not be extended.

Prohibition on Repricing

As indicated above under "Termination and Amendment," outstanding stock options and stock appreciation rights cannot be repriced, directly or indirectly, without the prior consent of our shareholders. The exchange of an "underwater" option or stock appreciation right (i.e., an option or stock appreciation right having an exercise price or base price in excess of the current market value of the underlying stock) for cash or for another award would be considered an indirect repricing and would, therefore, require the prior consent of our shareholders.

Certain Federal Tax Effects

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2007 Plan and the subsequent sale of Common Stock acquired under the 2007 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local, and foreign tax laws.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to us upon the grant of a nonstatutory stock option under the 2007 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received upon exercise of the option at the time of exercise over the exercise price, and we will be allowed a corresponding deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to us upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price, and we will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee's alternative minimum taxable income.

Stock Appreciation Rights. A participant receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the stock appreciation right, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and we will be allowed as a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock as of that date (less any amount he or she paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of Common Stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the Common Stock or other property as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Performance Shares. A participant generally will not recognize income, and we will not be allowed a tax deduction, at the time performance shares are granted. When the participant receives settlement of the award, the fair market value of the shares of stock (or cash payment) will be ordinary income to the participant, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Benefits to Named Executive Officers and Others

Awards under the 2007 Plan are at the discretion of the Committee. Accordingly, future awards under the 2007 Plan are not determinable.

Under the 2007 Plan, as of the Record Date, November 21, 2014, 42,557,714 equity awards had been granted, net of cancellations.  Due to the fungible share pool provision of the 2007 Plan (see "Important Provisions – Fungible Share Pool" above), the equity awards granted as of the Record Date counted as 58,228,458 awards against the plan share reserve.  Executive Officers are not eligible to participate in the 2007 Plan. The table below shows the number of shares issued, or subject to outstanding awards, under the 2007 Plan to the individuals and groups indicated.

Name and Position	Time-Based Restricted Stock Awards	Performance-Based Restricted Stock Awards	Stock Options
All Executive Officers as a Group(1)	70,832	—	60,000
All Employees as a Group (Including all Officers who are not Executive Officers)	14,702,481	—	26,827,170
All Non-Executive Directors as a Group	897,231	—	—

(1) Includes stock awards issued to Joel L. Poppen prior to his appointment as Vice President of Legal Affairs, General Counsel and Corporate Secretary.

The Board of Directors recommends voting "FOR" approval of the Amended and Restated 2007 Equity Incentive Plan.

PROPOSAL 3 – RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee of the Board has retained PricewaterhouseCoopers LLP ("PwC") as our Independent Registered Public Accounting Firm to audit our consolidated financial statements for the fiscal year ending September 3, 2015. PwC has been our Independent Registered Public Accounting Firm since fiscal 1985. If the ratification of PwC's appointment is not approved by a majority of the shares voting thereon, the Audit Committee may reconsider its decision to appoint PwC as our Independent Registered Public Accounting Firm. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Board of Directors recommends voting "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP.

Fees Paid

Fees charged for services performed by PwC for fiscal 2014 and 2013 were as follows:

	2014	2013

	(amounts in millions)
Audit fees(1)	$9.3	$11.9
Audit-related fees(2)	0.1	0.1
Tax fees	—	—
All other fees	—	—
	$9.4	$12.0

(1)
Includes fees related to the audit of our financial statements, fees for services provided in connection with statutory and regulatory filings and fees for attestation services related to our securities offerings and internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002. Fiscal 2013 also includes fees related to the accounting for the acquisition and year-end audit of Elpida Memory, Inc.

(2)	Fiscal 2014 primarily reflects fees for services in connection with a grant certification. Fiscal 2013 primarily reflects fees for services in connection with a supply agreement audit.

Pre-Approval Policy

The Audit Committee Charter provides that the Audit Committee will pre-approve all audit and non-audit services provided to us by the independent auditors, except for such de minimis non-audit services for which the pre-approved requirements are waived in accordance with the rules and regulations of the SEC. A copy of the Audit Committee charter is available on our website at www.micron.com. In fiscal 2014 and 2013, all audit and non-audit services provided by PwC were approved by the Audit Committee in advance of services being provided.

Report of the Audit Committee of the Board of Directors

This report has been prepared by members of the Audit Committee of the Board of Directors who served on the Audit Committee at the end of fiscal 2014. The Board of Directors determined that each Audit Committee member qualified as an "audit committee financial expert" for purposes of the rules and regulations of the SEC. The Board of Directors also determined that during their period of service on the Audit Committee, each member satisfied the independence requirements of applicable federal laws and the Listing Rules of NASDAQ.

The purpose of the Audit Committee is to assist the Board of Directors in overseeing and monitoring (i) the integrity of our financial statements, (ii) the performance of our internal audit function, (iii) the performance of our Independent Registered Public Accounting Firm, (iv) the qualifications and independence of our Independent Registered Public Accounting Firm, and (v) our compliance with legal and regulatory requirements.

The Audit Committee has reviewed and discussed our audited financial statements with our management, which has primary responsibility for such financial statements. PwC, our Independent Registered Public Accounting Firm for fiscal 2014, has expressed in our Annual Report on Form 10-K its opinion as to the conformity of our consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with PwC the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (Public Company Accounting Oversight Board, Professional Standards, Volume 1, AU Section 380). PwC has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Accounting Oversight Board, and the Audit Committee discussed with PwC its independence. The Audit Committee also concluded that PwC's provision of non-audit services to us, as described above, is compatible with PwC's independence.

On the basis of the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that they approve the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for fiscal 2014; appointed PwC as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2015, and approved and authorized PwC to carry out and perform certain specified non-audit services for us in fiscal 2015.

While the Audit Committee has performed the above functions, management, and not the Audit Committee, has the primary responsibility for (i) preparing our consolidated financial statements and for the reporting process in general, and (ii) establishing and maintaining internal controls. Similarly, it is the responsibility of the Independent Registered Public Accounting Firm, and not the Audit Committee, to conduct the audit of our consolidated financial statements and express an opinion as to the conformity of the financial statements with accounting principles generally accepted in the United States.

The Audit Committee Robert L. Bailey Mercedes Johnson Robert E. Switz

PROPOSAL 4 – APPROVAL OF AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION OF MICRON TECHNOLOGY, INC.

At the Annual Meeting, shareholders will be asked to approve an amendment to the Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors at all elections occurring after the Annual Meeting. Our Restated Certificate of Incorporation currently permits shareholders to cumulate votes in any election of directors, whether contested or uncontested. Our bylaws provide that in uncontested elections, directors are elected according to a majority vote standard - directors with more votes "for" than “against” are elected or re-elected. In contested elections, directors are elected by a plurality of the votes cast - the director candidate with the most "for" votes is elected without regard to any "against" votes.

Cumulative voting enables a shareholder to cumulate his or her voting power to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder holds, or to distribute the votes among two or more nominees as the shareholder sees fit.

As a result, with cumulative voting, shareholders can combine all of their votes "for" one single nominee, instead of casting separate votes for each nominee ("for" or "abstain"), and thereby can potentially elect a nominee that has not been supported by the holders of a majority of the shares voting on the election of directors.

The Board of Directors believes that maintaining both cumulative voting and majority voting in our governance structure is problematic for a number of reasons:

•
A system of one vote per share for each nominee is the prevailing election standard among large U.S. public companies, favored by a majority of the companies in the S&P 500 and the Fortune 500. Very few publicly-traded companies provide for cumulative voting in their governing documents. For the reasons outlined here, a significant number of publicly-traded companies eliminated cumulative voting when the companies adopted a majority voting standard.

•
The elimination of cumulative voting for directors in connection with maintaining a majority voting standard is consistent with our desire to reinforce the Board of Directors' accountability to the interests of the holders of a majority of our shares. Cumulative voting advantages minority shareholders with relatively small holdings (i.e., it enables a single shareholder or small group of shareholders with substantially less than a majority of the shares to cumulate their votes to elect one or more directors) and increases the chances that a minority shareholder could take disruptive actions that are in opposition to the wishes of the holders of a majority of shares voting. A director elected through cumulative voting may be focused on the special interests or agenda of holders of a minority of our shares rather than on the broad interests of all our shareholders. In contrast, majority voting seeks to hold directors accountable to those with a majority of shares voting on the election of directors.

•
The Board of Directors has determined that the combination of cumulative voting and majority voting creates uncertainty and has the potential for negative governance implications. The theory behind majority voting ( i.e. , a director should not be elected or re-elected unless the director receives a majority of the "for" votes cast with respect to that director) does not necessarily apply in a cumulative voting system because the number of votes cast "for" a director could depend on how shareholders choose to cumulate their votes. A number of commentators that have considered this issue have recognized the potential incompatibility of cumulative voting and majority voting and have concluded that the two provisions should be mutually exclusive.

Both management and the Board of Directors view this proposal as an appropriate balancing measure in view of the annual election of our directors and our director majority voting standard. We also believe that this proposal is consistent with the published corporate governance policies of many of the largest institutional investors.

The actual text of the proposed revised Section 4 of the Restated Certificate of Incorporation (marked with deletions indicated by strike-outs) is attached as Appendix B. A copy of the complete Restated Certificate of Incorporation is available from the Corporate Secretary at corporatesecretary@micron.com or Office of the Corporate Secretary, 8000 South Federal Way, Boise, Idaho 83716-9632.

After careful consideration, the Board of Directors has unanimously approved the proposed amendment. If the shareholders approve the proposed amendment eliminating cumulative voting, the Board of Directors has also unanimously adopted resolutions that contingently approve amendments to the bylaws that make necessary conforming changes to reflect the elimination of cumulative voting.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock outstanding on the Record Date is required to approve this proposal. Abstentions and broker non-votes will have the same effect as votes "AGAINST" the proposal.

The Board of Directors recommends voting "FOR" the approval of the amendment to the Restated Certificate of Incorporation to eliminate cumulative voting.

PROPOSAL 5 – APPROVAL OF THE MATERIAL TERMS OF PERFORMANCE GOALS UNDER THE EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN

The Executive Officer Performance Incentive Plan (the “Plan”) was first approved by our Board of Directors and shareholders in 2004. The Plan was amended by the Board of Directors in fiscal 2008, fiscal 2010 and fiscal 2015. For purposes of Section 162(m) of the Code, the material terms of the performance goals under the Plan must be approved by our shareholders every five years. For purposes of Section 162(m), the material terms of the performance goals include: (i) the employees eligible to receive compensation; (ii) the description of the performance objectives on which the performance goals may be based; and (iii) the maximum amount, or the formula used to calculate the maximum amount, of compensation that can be paid to an employee under the performance goals. Each of these aspects is discussed below, and shareholder approval of this Proposal 5 constitutes approval of each of these aspects for purposes of the Section 162(m) shareholder approval requirements.

A summary of the Plan is set forth below. This summary is qualified in its entirety by the full text of the Plan which is attached to the Proxy Statement as Appendix C.

Deductibility under Code Section 162(m)

Section 162(m) of the Internal Revenue Code (“Code Section 162(m)”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Code Section 162(m) for “performance-based” compensation. Cash awards that are granted pursuant to pre-established objective performance formulas may qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Code Section 162(m) is that the material terms of the performance goals, including the list of permissible business criteria for performance objectives under the plan, be disclosed to and approved by shareholders at least every five years.

Shareholder approval of the material terms of performance goals under the Plan is only one of several requirements under Code Section 162(m) that must be satisfied for amounts realized under the Plan to qualify for the performance-based compensation exemption under Code Section 162(m), and shareholder approval of the material terms of the performance goals of the Plan does not alone ensure that all compensation paid under the Plan will qualify as tax-deductible compensation. There can be no guarantee that amounts payable under the Plan will be treated as qualified performance-based compensation under Code Section 162(m). In addition, nothing in this proposal precludes us from granting awards that do not meet the requirements for tax-deductible compensation under Code Section 162(m).

Summary of the Plan

Purpose

The purpose of the Plan is to attract, retain, and reward qualified executives who are important to our success by providing performance-based, incentive cash awards (“Awards”) for outstanding performance at the individual, business-unit and company-wide level.

Eligible Participants

Individuals who are eligible to participate in the Plan are our officers who are subject to Section 16 of the Securities Exchange Act of 1934 or identified as a "Senior Officer" in the charter of our Compensation Committee (“Eligible Participants”). Actual participation by any given Eligible Participant for any particular performance period (“Participant”) is determined by the Compensation Committee. Currently, 12 of our officers participate in the Plan.

Administration

The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”) and will qualify as an independent compensation committee under Code Section 162(m). The Committee will have full power and authority to construe, interpret and administer the Plan.

Performance Objectives

The Committee may designate any award under the Plan as a “qualified performance-based award” intended to qualify for the Code Section 162(m) exemption. If an award is so designated, the Committee must establish objectively determinable performance goals for such award within the time period prescribed by Code Section 162(m) based on one or more of the following business criteria: (i) gross and/or net revenue (including whether in the aggregate or attributable to specific products); (ii) cost of Goods Sold and Gross Margin; (iii) costs and expenses, including Research & Development and Selling, General & Administrative; (iv) income (gross, operating, net, etc.); (v) earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis); (vi) cash flows and share price; (vii) return on investment, capital, equity; (viii) manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction; (ix) product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management); (x) economic profit or loss; (xi) market share; (xii) employee retention, compensation, training and development, including succession planning; and (xiii) objective goals consistent with the participant’s specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters. The business criteria may be expressed or measured at the individual, function, department, region, unit, subsidiary, affiliate or Company levels or any combination of the foregoing.

With respect to each performance period, the Committee will establish the following: (1) the length of the performance period with respect to each participant (which will coincide with our fiscal year unless a shorter performance period is established); (2) the participants in the Plan for such period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each participant; (4) the specific results, or range of results, to be achieved with respect to the selected criterion or criteria; (5) any special adjustments that may need to be applied in calculating whether the performance goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the performance goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals); and (7) the targeted bonus amounts or awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each participant.

The Committee will establish performance goals within the first 90 days after the beginning of the measurement period for which such performance goal relates (or such other time as may be required or permitted under Code Section 162(m)).

Modification of Performance Goals

With respect to Awards not intended to satisfy Code Section 162(m), if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which we or a subsidiary or affiliate conducts our or its business, or other events or circumstances (including a change in a Participant’s duties) render performance goals to be unsuitable for a performance period, the Committee may modify such performance period and/or performance goals in whole or in part, and/or such performance period, as the Committee deems appropriate.

Subject to the requirements of Code Section 162(m), in the event we acquire or dispose of significant interests or assets, as more fully defined in the Plan, the performance goals will be adjusted, as called for in the Plan, to reflect the business disposition or acquisition, effective as of the last day of the fiscal quarter immediately prior to the disposition or acquisition.

Acceleration Upon Certain Events

Upon the occurrence of a “change in control” (as defined in the Plan), performance periods will be deemed to have ended and the Committee will determine whether the performance goals were “achieved” (as defined in the Plan) by the Participants. Subject to the Committee’s discretion to reduce an Award, any Awards achieved as of the last day of the fiscal month immediately preceding the change in control will be paid to the Participants within thirty days of the Committee’s certification of results.

Code Section 409(A)

We currently intends to operate the Plan in a manner exempt from Code Section 409A. If not exempt, awards under the Plan would need to be specially designed to meet the requirements of Code Section 409A in order to avoid early taxation and penalties.

Certification

Any payment of an Award will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Payment of Awards

Awards under the Plan are to be paid in cash, in a single lump sum unless, subject to applicable laws, the Committee permits or requires the Participant to defer the receipt of the Award.

Limitations on Awards

The maximum Award for any twelve-month period for any Participant will not exceed $3,000,000. The Committee will have the full and exclusive right to make reductions in Awards under the Plan. In determining whether to reduce any Award and the amount of any such reduction, the Committee will take into consideration such factors as the Committee determines appropriate, in its sole and absolute discretion.

The Board of Directors recommends voting “FOR” the approval of the material terms of the performance goals under Executive Officer Performance Incentive Plan.

PROPOSAL 6 - ADVISORY VOTE ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS ("SAY-ON-PAY")

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this proxy statement. We seek your advisory vote and ask that you indicate your support for the compensation of the Named Executive Officers as disclosed in this proxy statement.

This proposal, commonly known as a "say-on-pay" proposal, gives our shareholders the opportunity to express their views on the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this proxy statement. At our fiscal 2011 Annual Meeting of Shareholders, our shareholders voted to have an annual advisory vote on say-on-pay and in accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of shareholder votes on the compensation of executives, which is scheduled to occur at the fiscal 2017 Annual Meeting of Shareholders.

At our annual meeting of shareholders held in January 2014, over 95% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. See "Consideration of 2013 Advisory Vote on Executive Compensation" on page 15.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 12 and the tabular and other disclosures on compensation under Executive Compensation also beginning on page 25, and cast a vote "for" the following resolution:

"Resolved, that shareholders approve, on an advisory basis, the compensation of Micron's Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, and any narrative executive compensation disclosure contained in this proxy statement."

The say-on-pay vote is advisory, and therefore not binding on us, the Compensation Committee or the Board of Directors. Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, the Board of Directors and Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, the Board will carefully consider the shareholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends voting "FOR" the non-binding resolution to approve the Named Executive Officers' compensation as described in this proxy statement.

Note: We are providing this advisory vote as required pursuant to Section 14A of the Securities Exchange Act (15 U.S.C. 78n-1). The shareholder vote will not be binding on us or the Board, and it will not be construed as overruling any decision by us or the Board or creating or implying any change to, or additional, fiduciary duties for us or the Board.

NOTICE OF ELECTRONIC AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on January 22, 2015. The Proxy Statement and Annual Report on Form 10-K are available at www.proxydocs.com/mu.

As permitted by rules recently adopted by the SEC, we are making our proxy material available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and our Annual Report on Form 10-K and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

INCORPORATION BY REFERENCE OF CERTAIN FINANCIAL INFORMATION

We incorporate by reference in this Proxy Statement the "Equity Plans" note to our Consolidated Financial Statements included in our Annual Report on Form 10-K for fiscal 2014. The Annual Report on Form 10-K for fiscal 2014 accompanies this Proxy Statement. Copies of the Annual Report on Form 10-K for fiscal 2014 may be obtained by sending a written request to: Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006. Our Annual Reports on Form 10-K also are available in the "Investor Relations" section of our website at www.micron.com.

HOUSEHOLDING OF PROXY STATEMENTS AND ANNUAL REPORTS

We are allowed and intend to deliver only one copy of the notice regarding the Internet availability of proxy materials or one set of printed proxy materials (i.e. our Annual Report on Form 10-K and Proxy Statement) to multiple registered shareholders sharing an address who have received prior notice of our intent to deliver only one such notice or set of materials, so long as we have not received contrary instructions from such shareholders. This practice is commonly referred to as "householding." Householding reduces the volume of duplicate information received at your household and our costs of preparing and mailing duplicate materials.

If you share an address with other registered shareholders and your household receives one copy of the notice of Internet availability or of this Proxy Statement and 2014 Annual Report on Form 10-K and you decide you want a separate copy of this Proxy Statement and 2014 Annual Report on Form 10-K through the date of the Annual Meeting, we will promptly deliver your separate copy if you contact us at Micron Technology, Inc., Attn.: Corporate Secretary, P.O. Box 6, MS-1-507, Boise, Idaho 83707-0006 or corporatesecretary@micron.com or (208) 368-4500. Additionally, to resume the mailing of individual copies of future annual reports, proxy statements, proxy statements combined with a prospectus, and information statements to a particular shareholder, you may contact Wells Fargo Bank, N.A., Attn.: Householding, P.O. Box 64854, St. Paul, Minnesota 55164-0854 or at (800) 468-9716 and your request will be effective within 30 days after receipt. After the Annual Meeting, you may request householding of these documents by providing Wells Fargo Bank at the address provided directly above with a written request to eliminate multiple mailings. The written request must include names and account numbers of all shareholders consenting to householding for a given address and must be signed by those shareholders.

Additionally, we have been notified that certain banks, brokers and other nominees will household our annual reports and proxy statements for shareholders who hold in street names and have consented to householding. In this case, you may request an individual copy of this Proxy Statement and 2014 Annual Report on Form 10-K by contacting your bank, broker or other nominee.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR FISCAL 2014 ANNUAL MEETING

Proposals by our shareholders which are intended to be presented at our Fiscal 2015 Annual Meeting of Shareholders must be received by us at our principal executive offices located at 8000 South Federal Way, Boise, Idaho 83716-9632, no later than August 14, 2015, and must also be in compliance with our Restated Certificate of Incorporation and our Bylaws and with applicable laws and regulations in order to be included in the Proxy Statement and form of proxy relating to that meeting. Proposals which are received after August 14, 2015, will be untimely and will not be considered at the meeting.

December 12, 2014

THE BOARD OF DIRECTORS

APPENDIX A

MICRON TECHNOLOGY, INC.
AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

ARTICLE 1
PURPOSE

1.1.    GENERAL. The purpose of the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Micron Technology, Inc. (the "Company"), by linking the personal interests of employees, non-employee directors and consultants of the Company or any Affiliate (as defined below) to those of Company shareholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, non-employee directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, non-employee directors and consultants of the Company and its Affiliates; provided, however, that no Corporate Officer is eligible to be a Participant in the Plan.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a)    "Affiliate" means (i) any Subsidiary or Parent, or (ii) an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, as determined by the Committee.

(b)    "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Deferred Stock Unit Award, Performance Share, Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(c)    "Award Certificate" means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(d)    "Board" means the Board of Directors of the Company.

(e)    "Change in Control" means and includes the occurrence of any one of the following events:

(i)    individuals who, on the Effective Date, constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii)    any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company ("Company Common Stock") or (B) securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of directors (the "Company Voting Securities"); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a Subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii)    the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a Subsidiary (a "Reorganization"), or the sale or other disposition of all or substantially all of the Company's assets (a "Sale") or the acquisition of assets or stock of another corporation (an "Acquisition"), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets or stock either directly or through one or more subsidiaries, the "Surviving Corporation") in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any Subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

(iv)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(f)    "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Section of the Code or regulation thereunder shall include such Section or regulation, any valid regulation promulgated under such Section, and any comparable provision of any future law, legislation or regulation amending, supplementing or superseding such Section or regulation.

(g)    "Committee" means the committee of the Board described in Article 4.

(h)    "Company" means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

(i)    "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee, officer, consultant or non-employee director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, "Continuous Status as a Participant" means the absence of any interruption or termination of service as an employee of the Company or any Parent or Subsidiary, as applicable, pursuant to applicable tax regulations. Continuous Status as a Participant shall not be considered interrupted in the case of any leave of absence authorized in writing by the Company prior to its commencement; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(j)    "Corporate Officer" means an officer of the Company whose compensation is approved by the Compensation Committee of the Board, including without limitation the Chief Executive Officer of the Company.

(k)    "Covered Employee" means a covered employee as defined in Code Section 162(m)(3).

(l)    "Disability" or "Disabled" has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, an Affiliate, for the Participant, whether or not such Participant actually receives disability benefits under such plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Stock Option, or a Stock Appreciation Right issued in tandem with an Incentive Stock Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. Notwithstanding the foregoing, for any Awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability has the meaning given such term in Section 409A of the Code. In the event of a dispute, the determination whether a Participant is Disabled will be made by the Committee and may be supported by the advice of a physician competent in the area to which such Disability relates.

(m)    "Deferred Stock Unit" means a right granted to a Participant under Article 11.

(n)    "Dividend Equivalent" means a right granted with respect to an Award, as provided in Article 12.

(o)    "Effective Date" has the meaning assigned such term in Section 3.1.

(p)    "Eligible Participant" means an employee, consultant or non-employee director of the Company or any Affiliate; provided, however, that no Corporate Officer is eligible to be a Participant in the Plan.

(q)    "Exchange" means the New York Stock Exchange or any other national securities exchange or national market system on which the Stock may from time to time be listed or traded.

(r)    "Fair Market Value" of the Stock, on any date, means: (i) if the Stock is listed or traded on any Exchange, the closing price for such Stock (or the closing bid, if no sales were reported) as quoted on such Exchange (or the Exchange with the greatest volume of trading in the Stock) for the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable; (ii) if the Stock is quoted on the over-the-counter market or is regularly quoted by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of the Stock shall be the mean between the high bid and low asked prices for the Stock on the last market trading day prior to the day of determination, as reported by Bloomberg L.P. or such other source as the Committee deems reliable, or (iii) in the absence of an established market for the Stock, the Fair Market Value shall be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(s)    "Full Value Award" means an Award other than in the form of an Option or SAR, and which is settled by the issuance of Stock (or at the discretion of the Committee, settled in cash valued by reference to Stock value).

(t)    "Grant Date" of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(u)    "Incentive Stock Option" means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(v)    "Non-Employee Director" means a director of the Company who is not a common law employee of the Company or an Affiliate.

(w)    "Nonstatutory Stock Option" means an Option that is not an Incentive Stock Option.

(x)    "Option" means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(y)    "Other Stock-Based Award" means a right, granted to a Participant under Article 13 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(z)    "Parent" means a corporation, limited liability company, partnership or other entity which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the meaning set forth in Section 424(e) of the Code.

(aa)    "Participant" means a person who, as an employee, non-employee director or consultant of the Company or any Affiliate, has been granted an Award under the Plan; provided that in the case of the death of a Participant, the term "Participant" refers to a beneficiary designated pursuant to Section 14.5 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision. Notwithstanding the foregoing, a Participant shall not include any Corporate Officer of the Company.

(bb)    "Performance Share" means any right granted to a Participant under Article 9 to a unit to be valued by reference to a designated number of Shares to be paid upon achievement of such performance goals as the Committee establishes with regard to such Performance Share.

(cc)    "Person" means any individual, entity or group, within the meaning of Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) or 14(d)(2) of the 1934 Act.

(dd)    "Plan" means the Micron Technology, Inc. Amended and Restated 2007 Equity Incentive Plan, as amended from time to time.

(ee)    "Qualified Performance-Based Award" means an Award that is either (i) intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Business Criteria as set forth in Section 14.10(b), or (ii) an Option or SAR.

(ff)    "Qualified Business Criteria" means one or more of the Business Criteria listed in Section 14.10(b) upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

(gg)    "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(hh)    "Restricted Stock Unit Award" means the right granted to a Participant under Article 10 to receive shares of Stock (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(ii)    "Section 162(m) Exemption" means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

(jj)    "Shares" means shares of the Company's Stock. If there has been an adjustment or substitution pursuant to Section 15.1, the term "Shares" shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Section 15.1.

(kk)    "Stock" means the $.10 par value common stock of the Company and such other securities of the Company as may be substituted for Stock pursuant to Article 15.

(ll)    "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the base price of the SAR, all as determined pursuant to Article 8.

(mm)    "Subsidiary" means any corporation, limited liability company, partnership or other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Subsidiary shall have the meaning set forth in Section 424(f) of the Code.

(nn)    "1933 Act" means the Securities Act of 1933, as amended from time to time.

(oo)    "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

ARTICLE 3
EFFECTIVE TERM OF PLAN

3.1.    EFFECTIVE DATE. The Plan shall be effective as of the date it is approved by the shareholders of the Company (the "Effective Date").

3.2.    TERMINATION OF PLAN. Unless earlier terminated as provided herein, the Plan shall continue in effect until the tenth anniversary of the Effective Date or, if the shareholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. No Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board, or (b) the Effective Date.

ARTICLE 4
ADMINISTRATION

4.1.    COMMITTEE. The Plan shall be administered by a Committee appointed by the Board (which Committee shall consist of at least two directors) or, at the discretion of the Board from time to time, the Plan may be administered by the Board. It is intended that at least two of the directors appointed to serve on the Committee shall be "non-employee directors" (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and "outside directors" (within the meaning of Code Section 162(m)) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. Unless and until changed by the Board, the Compensation Committee of the Board is designated as the Committee to administer the Plan. The Board may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board has reserved any authority and responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board. To the extent any action of the Board under the Plan conflicts with actions taken by the Committee, the actions of the Board shall control.

4.2.    ACTION AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company's or an Affiliate's independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.3.    AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:

(a)    Grant Awards;

(b)    Designate Participants;

(c)    Determine the type or types of Awards to be granted to each Participant;

(d)    Determine the number of Awards to be granted and the number of Shares or dollar amount to which an Award will relate;

(e)    Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, base price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)    Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, in accordance with Article 14, based in each case on such considerations as the Committee in its sole discretion determines;

(g)    Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(h)    Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(i)    Decide all other matters that must be determined in connection with an Award;

(j)    Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(k)    Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(l)    Amend the Plan or any Award Certificate as provided herein; and

(m)    Adopt such modifications, procedures, and subplans as may be necessary or desirable to comply with provisions of the laws of the United States or any non-U.S. jurisdictions in which the Company or any Affiliate may operate, in order to assure the viability of the benefits of Awards granted to participants located in such other jurisdictions and to meet the objectives of the Plan.

Notwithstanding the foregoing, grants of Awards to Non-Employee Directors hereunder shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Non-Employee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Non-Employee Directors.

Notwithstanding the above, the Board may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and terms of Awards, to (i) designate officers, employees and/or consultants of the Company or any of its Affiliates to be recipients of Awards under the Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities to an officer of the Company may not be made with respect to the grant of Awards to eligible participants (a) who are subject to Section 16(a) of the 1934 Act at the Grant Date, or (b) who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Board and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards so granted.

4.4.    AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

ARTICLE 5
SHARES SUBJECT TO THE PLAN

5.1.    NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 135,000,000; provided, however, that each Share issued under the Plan pursuant to a Full Value Award that is settled in Stock shall reduce the number of available Shares by two (2) shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 2,000,000.

5.2.    SHARE COUNTING. Shares covered by an Award shall be subtracted from the Plan share reserve as of the date of grant, but shall be added back to the Plan share reserve in accordance with this Section 5.2.

(a)    To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(b)    Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(c)    Substitute Awards granted pursuant to Section 14.14 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 5.1.

(d)    The following shares of Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) shares of Stock used to pay the exercise price or withholding taxes related to an outstanding Option or SAR, or (iii) shares of Stock repurchased on the open market with the proceeds of the exercise price of an Option.

5.3.    STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4.    LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 5,000,000. The maximum aggregate grant with respect to Awards of Restricted Stock, Restricted Stock Units, Deferred Stock Units, Performance Shares or other Stock-Based Awards (other than Options or SARs) granted in any one calendar year to any one Participant shall be 5,000,000.

5.5    MINIMUM VESTING REQUIREMENTS. Except in the case of substitute Awards granted pursuant to Section 14.14, Full-Value Awards granted under the Plan to an Eligible Participant shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, (i) the Committee may at its discretion permit and authorize acceleration of vesting of such Full-Value Awards in the event of the Participant's death, Disability, or retirement, or the occurrence of a Change in Control (subject to the requirements of Article 11 in the case of Qualified Performance-Based Awards), and (ii) the Committee may grant Full-Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan.

ARTICLE 6
ELIGIBILITY

6.1.    GENERAL. Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code. Eligible Participants who are service providers to an Affiliate may be granted Options or SARs under this Plan only if the Affiliate qualifies as an "eligible issuer of service recipient stock" within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

ARTICLE 7
STOCK OPTIONS

7.1.    GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a)    EXERCISE PRICE. The exercise price per Share under an Option shall be determined by the Committee; provided that the exercise price for any Option (other than an Option issued as a substitute Award pursuant to Section 14.14) shall not be less than the Fair Market Value as of the Grant Date.

(b)    PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, without the prior approval of shareholders of the Company: (i) the exercise price of an Option may not be reduced, directly or indirectly, (ii) an Option may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price of the original Option or otherwise, and (iii) the Company may not repurchase an Option for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

(c)    TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested.

(d)    PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment and the methods by which Shares shall be delivered or deemed to be delivered to Participants. As determined by the Committee at or after the Grant Date, payment of the exercise price of an Option may be made, in whole or in part, in the form of (i) cash or cash equivalents, (ii) delivery (by either actual delivery or attestation) of previously-acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised, (iii) withholding of Shares from the Option based on the Fair Market Value of the Shares on the date the Option is exercised, (iv) broker-assisted market sales, or (v) any other "cashless exercise" arrangement.

(e)    EXERCISE TERM. No option granted under the Plan shall be exercisable for more than eight (8) years from the Grant Date.

(f)    NO DEFERRAL FEATURE. No Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Option.

(g)    NO DIVIDEND EQUIVALENTS. No Option shall provide for Dividend Equivalents.

(h)    SUSPENSION. Any Participant who is also a participant in the Retirement at Micron ("RAM") Section 401(k) Plan and who requests and receives a hardship distribution from the RAM Plan, is prohibited from making, and must suspend, his or her employee elective contributions to the Plan.

7.2.    INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

ARTICLE 8
STOCK APPRECIATION RIGHTS

8.1.    GRANT OF STOCK APPRECIATION RIGHTS. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

(a)    RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive, for each Share with respect to which the Stock Appreciation Right is being exercised, the excess, if any, of:

(1)    The Fair Market Value of one Share on the date of exercise; over

(2)    The base price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date.

(b)    PROHIBITION ON REPRICING. Except as otherwise provided in Article 15, without the prior approval of shareholders of the Company: (i) the base price of a SAR may not be reduced, directly or indirectly, (ii) a SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the base price of the original SAR, and (iii) the Company may not repurchase a SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the SAR is lower than the base price per share of the SAR.

(c)    TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which a SAR may be exercised in whole or in part. No SAR granted under the Plan shall be exercisable for more than eight (8) years from the Grant Date.

(d)    NO DEFERRAL FEATURE. No SAR shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the SAR.

(e)    NO DIVIDEND EQUIVALENTS. No SAR shall provide for Dividend Equivalents.

(f)    OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Certificate. Subject to the limitations of this Article 8, the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Certificate.

ARTICLE 9
PERFORMANCE SHARES

9.1.    GRANT OF PERFORMANCE SHARES. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant, subject to Section 5.4, and to designate the provisions of such Performance Shares as provided in Section 4.3. All Performance Shares shall be evidenced by an Award Certificate or a written program established by the Committee, pursuant to which Performance Shares are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

9.2.    PERFORMANCE GOALS. The Committee may establish performance goals for Performance Shares which may be based on any criteria selected by the Committee. Such performance goals may be described in terms of Company-wide objectives or in terms of objectives that relate to the performance of the Participant, an Affiliate or a division, region, department or function within the Company or an Affiliate. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such performance goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Committee may determine that the performance goals or performance period are no longer appropriate and may (i) adjust, change or eliminate the performance goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (ii) make a cash payment to the participant in amount determined by the Committee. The foregoing two sentences shall not apply with respect to an Award of Performance Shares that is intended to be a Qualified Performance-Based Award if the recipient of such award (a) was a Covered Employee on the date of the modification, adjustment, change or elimination of the performance goals or performance period, or (b) in the reasonable judgment of the Committee, may be a Covered Employee on the date the Performance Award is expected to be paid.

9.3.    RIGHT TO PAYMENT. The grant of a Performance Share to a Participant will entitle the Participant to receive at a specified later time a specified number of Shares, or the equivalent value in cash or other property, if the performance goals established by the Committee are achieved and the other terms and conditions thereof are satisfied. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number of the Performance Shares that will be earned by the Participant.

9.4.    OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Certificate.

ARTICLE 10
RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

10.1.    GRANT OF RESTRICTED STOCK AND RESTRICTED STOCK UNITS. Subject to the terms and conditions of this Article 10, the Committee is authorized to make Awards of Restricted Stock or Restricted Stock Units to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock or Restricted Stock Units shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.

10.2.    ISSUANCE AND RESTRICTIONS. Restricted Stock or Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). Subject to the terms and conditions of the Plan, these restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate or any special Plan document governing an Award, the Participant shall have all of the rights of a stockholder with respect to the Restricted Stock, and the Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Shares of Stock are paid in settlement of the Restricted Stock Units.

10.3.    FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate, subject to the terms and conditions of the Plan, that restrictions or forfeiture conditions relating to Restricted Stock or Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, including, but not limited to, death, Disability, or for the convenience or in the best interests of the Company.

10.4.    DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

10.5.    DIVIDENDS ON RESTRICTED STOCK. In the case of Restricted Stock, the Committee may provide that ordinary cash dividends declared on the Shares before they are vested (i) will be forfeited, (ii) will be deemed to have been reinvested in additional Shares or otherwise reinvested (subject to Share availability under Section 5.1 hereof), or (iii) in the case of Restricted Stock that is not subject to performance-based vesting, will be paid or distributed to the Participant as accrued (in which case, such dividends must be paid or distributed no later than the 15th day of the 3rd month following the later of (A) the calendar year in which the corresponding dividends were paid to shareholders, or (B) the first calendar year in which the Participant's right to such dividends is no longer subject to a substantial risk of forfeiture). Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall dividends with respect to Restricted Stock that is subject to performance-based vesting be paid or distributed until the performance-based vesting restrictions of such Restricted Stock lapse.

ARTICLE 11
DEFERRED STOCK UNITS

11.1.    GRANT OF DEFERRED STOCK UNITS. The Committee is authorized to grant Deferred Stock Units to Participants subject to such terms and conditions as may be selected by the Committee. Deferred Stock Units shall entitle the Participant to receive Shares of Stock (or the equivalent value in cash or other property if so determined by the Committee) at a future time as determined by the Committee, or as determined by the Participant within guidelines established by the Committee in the case of voluntary deferral elections. An Award of Deferred Stock Units shall be evidenced by an Award Certificate setting forth the terms and conditions applicable to the Award.

ARTICLE 12
DIVIDEND EQUIVALENTS

12.1.    GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents with respect to Full-Value Awards granted hereunder to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to ordinary cash dividends or distributions with respect to all or a portion of the number of Shares subject to a Full-Value Award, as determined by the Committee. The Committee may provide that Dividend Equivalents (i) will be deemed to have been reinvested in additional Shares or otherwise reinvested, or (ii) except in the case of Performance Shares, will be paid or distributed as accrued (in which case, such Dividend Equivalents must be paid or distributed no later than the 15 day of the 3rd month following the later of (i) the calendar year in which the corresponding dividends were paid to shareholders, or (ii) the first calendar year in which the Participant's right to such Dividends Equivalents is no longer subject to a substantial risk of forfeiture. Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be credited by the Company to an account for the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will be reconveyed to the Company without further consideration or any act or action by the Participant. In no event shall Dividend Equivalents with respect to Performance Shares be paid or distributed until the performance-based vesting restrictions of the Performance Shares lapse.

ARTICLE 13
STOCK OR OTHER STOCK-BASED AWARDS

13.1.    GRANT OF STOCK OR OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation (but subject to Section 10.2) Shares awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS

14.1.    STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, any other Award granted under the Plan. Subject to Section 16.2, awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

14.2.    TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from its Grant Date.

14.3.    FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Certificate, payments or transfers to be made by the Company or an Affiliate on the grant or exercise of an Award may be made in such form as the Committee determines at or after the Grant Date, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or (except with respect to Options or SARs) on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

14.4.    LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers (other than transfers for value) where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to so qualify, and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws applicable to transferable Awards.

14.5.    BENEFICIARIES. Notwithstanding Section 14.4, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, any payment due to the Participant shall be made to the Participant's estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant, in the manner provided by the Company, at any time provided the change or revocation is filed with the Committee.

14.6.    STOCK TRADING RESTRICTIONS. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.

14.7.    ACCELERATION UPON A CHANGE IN CONTROL. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, all outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, and all time-based vesting restrictions on outstanding Awards shall lapse. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the occurrence of a Change in Control, the target payout opportunities attainable under all outstanding performance-based Awards shall be deemed to have been fully earned as of the effective date of the Change in Control based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be prorata payout to Participants within thirty (30) days following the effective date of the Change in Control (or any later date required by Section 17.3 of the Plan) based upon the length of time within the performance period that has elapsed prior to the Change in Control.

14.8.    ACCELERATION UPON DEATH OR DISABILITY. Except as otherwise provided in the Award Certificate or any special Plan document governing an Award, upon the Participant's death or Disability during his or her Continuous Status as a Participant, (i) all of such Participant's outstanding Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully exercisable, (ii) all time-based vesting restrictions on the Participant's outstanding Awards shall lapse, and (iii) the target payout opportunities attainable under all of such Participant's outstanding performance-based Awards shall be deemed to have been fully earned as of the date of termination based upon an assumed achievement of all relevant performance goals at the "target" level and there shall be a prorata payout to the Participant or his or her estate within thirty (30) days following the date of termination (or any later date required by Section 17.3 of the Plan) based upon the length of time within the performance period that has elapsed prior to the date of termination. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Awards Certificate. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.9.    ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.7 or 14.8 above, and subject to Section 5.5 as to Full-Value Awards and Section 14.11 as to Qualified Performance-Based Awards, the Committee may in its sole discretion at any time determine that all or a portion of a Participant's Options, SARs, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.9.

14.10.    EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.7, Section 14.8 or Section 14.9, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to a transaction giving rise to the acceleration or otherwise be equitably converted or substituted in connection with such transaction, (iv) that the Award may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise price of the Award, or (v) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. To the extent that such acceleration causes Incentive Stock Options to exceed the dollar limitation set forth in Code Section 422(d), the excess Options shall be deemed to be Nonstatutory Stock Options.

14.11.    QUALIFIED PERFORMANCE-BASED AWARDS.

(a)    The provisions of the Plan are intended to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee shall qualify for the Section 162(m) Exemption; provided that the exercise or base price of such Award is not less than the Fair Market Value of the Shares on the Grant Date.

(b)    When granting any other Award, the Committee may designate such Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to such Award, and the Committee wishes such Award to qualify for the Section 162(m) Exemption. If an Award is so designated, the Committee shall establish performance goals for such Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Business Criteria, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of an Affiliate or a unit, division, region, department or function within the Company or an Affiliate:

•	Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

•	Cost of Goods Sold and Gross Margin

•	Costs and expenses, including Research & Development and Selling, General & Administrative

•	Income (gross, operating, net, etc.)

•	Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

•	Cash flows and share price

•	Return on assets, investment, capital or equity

•	Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

•	Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

•	Economic profit or loss

•	Market share

•	Employee retention, compensation, training and development, including succession planning

•
Objective goals consistent with the Participant's specific duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

Performance goals with respect to the foregoing Qualified Business Criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in percentages, or in terms of growth from period to period or growth rates over time as well as measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(c)    Each Qualified Performance-Based Award (other than an Option or SAR) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Business Criteria, together with the satisfaction of any other conditions, including the condition as to continued employment as set forth in subsection (g) below, as the Committee may determine to be appropriate; provided, however, that the Committee may provide, in its sole and absolute discretion, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived upon the death or Disability of the Participant, or upon a Change in Control. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and /or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals. Performance periods established by the Committee for any such Qualified Performance-Based Award may be as short as ninety (90) days and may be any longer period. In addition, the Committee has the right, in connection with the grant of a Qualified Performance-Based Award, to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance goals.

(d)    The Committee may provide in any Qualified Performance-Based Award, at the time the performance goals are established, that any evaluation of performance shall include, exclude or otherwise equitably adjust for any event that occurs during a performance period, including by way of example but without limitation the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles and /or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to shareholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form and at a time that meets the requirements of Code Section 162(m) for deductibility.

(e)    Any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied. Written certification may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent. The certification requirement also may be satisfied by a separate writing executed by the Chairman of the Committee, acting in his capacity as such, following the foregoing Committee action or by the Chairman executing approved minutes of the Committee in which such determinations were made. Except as specifically provided in subsection (c), no Qualified Performance-Based Award held by a Covered Employee or an employee who in the reasonable judgment of the Committee may be a Covered Employee on the date of payment, may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award under the Plan, in any manner to waive the achievement of the applicable performance goal based on Qualified Business Criteria or to increase the amount payable pursuant thereto or the value thereof, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

(f)    Section 5.4 sets forth the maximum number of Shares that may be granted in any one-year period to a Participant in designated forms of stock-based Awards.

(g)    With respect to a Participant who is an officer of the Company, any payment of a Qualified Performance-Based Award granted with performance goals pursuant to subsection (c) above shall be conditioned on the officer having remained continuously employed by the Company or an Affiliate for the entire performance or measurement period, including, as well, through the date of determination and certification of the payment of any such Award pursuant to subsection (e) above (the "Certification Date"). For purposes of the Plan, with respect to any given performance or measurement period, an officer of the Company (i) who terminates employment (regardless of cause) or who otherwise ceases to be an officer, prior to the Certification Date, and (ii) who, pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such Certification Date as a result of such termination or cessation in officer status, shall be deemed to have been employed by the Company as an officer through the Certification Date for purposes of payment eligibility.

14.12.    TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A Participant's Continuous Status as a Participant shall not be deemed to terminate (i) in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant's employer from the Company or any Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.

14.13.    FORFEITURE EVENTS. Awards under the Plan shall be subject to any compensation recoupment policy that the Company will adopt from time to time, as required by law or otherwise, to the extent applicable. In addition, the Committee may specify in an Award Certificate that the Participant's rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate, or a later determination that the vesting of, or amount realized from, a Performance Award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the Participant caused or contributed to such material inaccuracy.

14.14.    SUBSTITUTE AWARDS. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE

15.1.    MANDATORY ADJUSTMENTS. In the event of a nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Stock into a lesser number of Shares, the authorization limits under Section 5.1 and 5.4 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefore.

15.2.    DISCRETIONARY ADJUSTMENTS. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of shares, or any transaction described in Section 15.1), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Stock, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction (or the per-share transaction price), over the exercise or base price of the Award, (v) that performance targets and performance periods for Performance Shares will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee's determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

15.3.    GENERAL. Any discretionary adjustments made pursuant to this Article 15 shall be subject to the provisions of Section 16.2. To the extent that any adjustments made pursuant to this Article 15 cause Incentive Stock Options to cease to qualify as Incentive Stock Options, such Options shall be deemed to be Nonstatutory Stock Options.

ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION

16.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) materially increase the number of Shares available under the Plan, (ii) expand the types of awards under the Plan, (iii) materially expand the class of participants eligible to participate in the Plan, (iv) materially extend the term of the Plan, or (v) otherwise constitute a material change requiring stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to stockholder approval; and provided, further, that the Board or Committee may condition any other amendment or modification on the approval of shareholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) to comply with the listing or other requirements of an Exchange, or (ii) to satisfy any other tax, securities or other applicable laws, policies or regulations. Without the prior approval of the shareholders of the Company, the Plan may not be amended to permit: (i) the exercise price or base price of an Option or SAR to be reduced, directly or indirectly, (ii) an Option or SAR to be cancelled in exchange for cash, other Awards, or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, or (iii) the Company to repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR.

16.2.    AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant's consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option or Stock Appreciation Right may not be extended without the prior approval of the shareholders of the Company;

(c)    Except as otherwise provided in Article 15, without the prior approval of the shareholders of the Company, (i) the exercise price of an Option or SAR may not be reduced, directly or indirectly, (ii) an option or SAR may not be cancelled in exchange for cash, other Awards or Options or SARs with an exercise or base price that is less than the exercise price or base price of the original Option or SAR, or otherwise, and (iii) the Company may not repurchase an Option or SAR for value (in cash or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option or SAR is lower than the exercise price or base price per share of the Option or SAR; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be "adversely affected" by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

16.3.    COMPLIANCE AMENDMENTS. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Committee may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 16.3 to any Award granted under the Plan without further consideration or action.

ARTICLE 17
GENERAL PROVISIONS

17.1.    NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).

17.2.    NO STOCKHOLDER RIGHTS. No Award gives a Participant any of the rights of a stockholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

17.3.    SPECIAL PROVISIONS RELATED TO SECTION 409A OF THE CODE.

(a)    It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Award Certificates shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its Affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b)    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt "deferred compensation" for purposes of Section 409A of the Code ("Non-Exempt Deferred Compensation") would otherwise be payable or distributable, or a different form of payment (e.g., lump sum or installment) would be effected, under the Plan or any Award Certificate by reason of the occurrence of a Change in Control, or the Participant's Disability or separation from service, such Non-Exempt Deferred Compensation will not be payable or distributable to the Participant, and/or such different form of payment will not be effected, by reason of such circumstance unless the circumstances giving rise to such Change in Control, Disability or separation from service meet any description or definition of "change in control event", "disability" or "separation from service", as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition). This provision does not prohibit the vesting of any Award upon a Change in Control, Disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, or the application of a different form of payment of any amount or benefit, such payment or distribution shall be made at the time and in the form that would have applied absent the Change in Control, Disability or separation from service, as applicable.

(c)    If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Company's Chief Executive Officer) shall determine which Awards or portions thereof will be subject to such exemptions.

(d)    Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute Non-Exempt Deferred Compensation would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant's separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)    if the payment or distribution is payable in a lump sum, the Participant's right to receive payment or distribution of such Non-Exempt Deferred Compensation will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service; and

(ii)    if the payment or distribution is payable over time, the amount of such Non-Exempt Deferred Compensation that would otherwise be payable during the six-month period immediately following the Participant's separation from service will be accumulated and the Participant's right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant's death or the first day of the seventh month following the Participant's separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term "Specified Employee" has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company's Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(e)    If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant's right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term "series of installment payments" has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(f)    The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

(g)    Whenever an Award conditions a payment or benefit on the Participant's execution and non-revocation of a release of claims, such release must be executed and all revocation periods shall have expired within 60 days after the date of termination of the Participant's employment; failing which such payment or benefit shall be forfeited. If such payment or benefit is exempt from Section 409A of the Code, the Company may elect to make or commence payment at any time during such 60-day period. If such payment or benefit constitutes Non-Exempt Deferred Compensation, then, subject to subsection (d) above, (i) if such 60-day period begins and ends in a single calendar year, the Company may make or commence payment at any time during such period at its discretion, and (ii) if such 60-day period begins in one calendar year and ends in the next calendar year, the payment shall be made or commence during the second such calendar year (or any later date specified for such payment under the applicable Award), even if such signing and non-revocation of the release occur during the first such calendar year included within such 60-day period.

17.4.    WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.5.    NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant's employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant's Award or otherwise. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Article 16, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company or an of its Affiliates.

17.6.    UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. This Plan is not intended to be subject to ERISA.

17.7.    RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate unless provided otherwise in such other plan.

17.8.    EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Affiliates.

17.9.    TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

17.10.    GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.11.    FRACTIONAL SHARES. No fractional Shares shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.

17.12.    GOVERNMENT AND OTHER REGULATIONS.

(a)    Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)    Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any foreign, federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee's determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state or foreign law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.

17.13.    GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the State of Delaware.

17.14.    ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of the Plan.

17.15.    NO LIMITATIONS ON RIGHTS OF COMPANY. The grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.

17.16.    INDEMNIFICATION. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Article 4 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

17.17.    SEVERABILITY. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

APPENDIX B

CERTIFICATE OF AMENDMENT OF THE
RESTATED CERTIFICATE OF INCORPORATION OF
MICRON TECHNOLOGY, INC.
Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Section 4 of our Restated Certificate of Incorporation will be amended to read in its entirety as follows:

“The total number of shares of stock which the corporation shall have authority to issue is three billion (3,000,000,000) and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Three Hundred Million Dollars ($300,000,000.00). At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which he would be entitled to cast for the election of directors with respect to his shares of stock.”

Section 4 marked to show the proposed changes is set forth below:

“The total number of shares of stock which the corporation shall have authority to issue is three billion (3,000,000,000) and the par value of each of such shares is Ten Cents ($0.10) amounting in the aggregate to Three Hundred Million Dollars ($300,000,000.00). At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which ~~(except for such provision as to cumulative voting)~~ he would be entitled to cast for the election of directors with respect to his shares of stock ~~multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.~~”

B-1

APPENDIX C

MICRON TECHNOLOGY, INC.
EXECUTIVE OFFICER PERFORMANCE INCENTIVE PLAN
Effective as of September 3, 2004
Amended and Restated as of October 20, 2014

1.	Purpose.

The purpose of the Plan is to promote the success of the Company by providing performance-based incentive compensation in the form of cash payments to Executive Officers (as defined herein) of the Company, which are designed to attract, retain and reward such Executive Officers for outstanding business performance.

2.	Definitions.

The following terms shall have the following meanings for purposes of this Plan, unless the context in which they are used clearly indicates that some other meaning is intended.

(a)
“Award” means the cash incentive award payable to a Participant under this Plan calculated by reference to the achievement of applicable Performance Goals, as determined in accordance with Article 5 and 6.

(b)	“Change in Control” means and includes the occurrence of any one of the following events:

(i) individuals who, on the date this Plan becomes effective (“Effective Date”), constitute the Board of Directors of the Company (the “Incumbent Directors”) and who cease for any reason to constitute at least a majority of such Board, provided that any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; or

(ii) any person is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the 1934 Securities Exchange Act), directly or indirectly, of either (A) 35% or more of the then-outstanding shares of common stock of the Company (“Company Common Stock”) or (B) securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Company Voting Securities”); provided, however, that for purposes of this subsection (ii), the following acquisitions shall not constitute a Change in Control: (w) an acquisition directly from the Company, (x) an acquisition by the Company or a subsidiary of the Company, (y) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, or (z) an acquisition pursuant to a Non-Qualifying Transaction (as defined in subsection (iii) below); or

(iii) the consummation of a reorganization, merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or a subsidiary (a “Reorganization”), or the sale or other disposition of all or substantially all of the Company’s assets (a “Sale”) or the acquisition of assets or stock of another corporation (an “Acquisition”), unless immediately following such Reorganization, Sale or Acquisition: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Reorganization, Sale or Acquisition beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Reorganization, Sale or Acquisition (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets or stock either directly or through one or more subsidiaries, the “Surviving Corporation”) in substantially the same proportions as their ownership, immediately prior to such Reorganization, Sale or Acquisition, of the outstanding Company Common Stock and the outstanding Company Voting Securities, as the case may be, and (B) no person (other than (x) the Company or any subsidiary of the Company, (y) the Surviving Corporation or its ultimate parent corporation, or (z) any employee benefit plan (or related trust) sponsored or maintained by any of the foregoing is the beneficial owner, directly or indirectly, of 35% or more of the total common stock or 35% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Surviving Corporation, and (C) at least a majority of the members of the board of directors of the Surviving Corporation were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization, Sale or Acquisition (any Reorganization, Sale or Acquisition which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Compensation Committee of the Board of Directors of the Company.

(e)	“Company” means Micron Technology, Inc., a Delaware corporation, or any successor corporation.

(f)
“Executive Officer” for purposes of this Plan means a Participant who, as of the beginning of the applicable Measurement Period, is (i) an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended from time to time, or (ii) is identified as a Senior Officer in the Committee’s Charter.

(g)	“Measurement Period” means the period with respect to which a Participant may be granted an Award.

(h)	“Participant” means an Executive Officer who has been selected by the Committee to participate in the Plan.

(i)	“Performance Goals” means the performance goals established by the Committee for a Measurement Period.

(j)	“Plan” means this Micron Technology, Inc. Executive Officer Performance Incentive Plan, as amended and restated as of October 20, 2014, together with any subsequent amendments hereto.

(k)
“Qualified Performance-Based Award” means an Award that is intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code. The Committee shall designate any Qualified Performance-Based Award as such at the time of grant.

2.	Administration.

The Plan shall be administered by the Committee. The Committee shall be composed solely of two or more outside directors as defined in Section 162(m) of the Code and shall qualify as an independent compensation committee under Section 162(m) of the Code. The Committee shall have full power and authority to (i) designate Participants for each Measurement Period; (ii) establish and review Performance Goals and weightings for each Measurement Period; (iii) establish target Awards for Participants for each Measurement Period; (iv) determine whether and to what extent Performance Goals were achieved for each Measurement Period; (v) increase or decrease the Award otherwise payable to any Participant resulting from the achievement of Performance Goals in any Measurement Period, based on such objective or subjective factors as the Committee shall deem relevant; (vi) establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer this Plan; (vii) make all other decisions and determinations that may be required under this Plan or as the Committee deems necessary or advisable to administer this Plan; and (viii) amend this Plan as provided herein.

All decisions of the Committee with respect to matters related to the Plan shall be final, conclusive and binding upon all persons, including the Company, stockholders, employees, Company successors and assigns and a Participant’s spouse, if any, and his or her guardian, estate and/or heirs. All expenses of the administration of the Plan shall be borne by the Company, including all Awards, if any, paid pursuant to the terms of the Plan.

3.	Participants.

For each Measurement Period, the Committee will choose, in its sole discretion, the Executive Officers who will participate in the Plan. No employee shall have any right to be selected to participate in this Plan. Nothing in this Plan shall be construed as precluding or prohibiting an employee from being eligible to participate in any other bonus or compensation arrangement of the Company, whether or not currently established. Inclusion as a Participant in the Plan for any Measurement Period does not guarantee that such Participant will be included as a Participant in the Plan for any future Measurement Period, nor does it guarantee that such Participant will receive any amount in payment of an Award.

4.	Business Criteria on Which Performance Goals Shall be Based.

Awards under the Plan shall be based on the attainment of Performance Goals for the specified Measurement Period. Any Performance Goal applicable to an Award intended to qualify as a Qualified Performance-Based Award shall be limited to specified levels of one or more of the following objective business criteria, or any combination or portion thereof:

Gross and/or net revenue (including whether in the aggregate or attributable to specific products)

Cost of Goods Sold and Gross Margin

Costs and expenses, including Research & Development and Selling, General & Administrative

Income (gross, operating, net, etc.)

Earnings, including before interest, taxes, depreciation and amortization (whether in the aggregate or on a per share basis

Cash flows and share price

Return on investment, capital, equity, assets

Manufacturing efficiency (including yield enhancement and cycle time reductions), quality improvements and customer satisfaction

Product life cycle management (including product and technology design, development, transfer, manufacturing introduction, and sales price optimization and management)

Economic profit or loss

Market share

Employee retention, compensation, training and development, including succession planning

Results of customer satisfaction surveys, questionnaires or other measures of customer satisfaction or performance to customer

Objective goals consistent with the Participant’s specific officer duties and responsibilities, designed to further the financial, operational and other business interests of the Company, including goals and objectives with respect to regulatory compliance matters.

The business criteria may be expressed or measured at the individual, function, department, region, unit, subsidiary, affiliate or Company levels or any combination of the foregoing. Performance Goals with respect to the foregoing business criteria may be specified in absolute terms (including completion of pre-established projects, such as the introduction of specified products), in ratios, in percentages, or in terms of growth from period to period, growth rates over time as well as in terms of performance measured relative to an established or specially-created performance index of Company competitors, peers or other members of high tech industries. Any member of an index that disappears during a measurement period shall be disregarded for the entire measurement period. Performance Goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

With respect to Awards not intended to qualify as Qualified Performance-Based Awards, the Committee may establish Performance Goals based on any criteria selected by the Committee.

5.	Establishment of Performance Goals.

(a) Committee Action. For each Measurement Period the Committee shall establish the following: (1) the length of the Measurement Period with respect to each Participant; (2) the Participants in the Plan for such Measurement Period; (3) the specific Company, subsidiary, affiliate, group, division, unit, department, function and/or individual business criterion or criteria, or combination thereof, that will be measured with respect to each Participant; (4) the Performance Goals; (5) any special adjustments that may need to be applied in calculating whether the Performance Goals have been met to factor out extraordinary items; (6) the formula for calculating the awards under the Plan in relation to the Performance Goals (including instructions for extrapolating the amounts payable when performance results fall in a range between threshold, target and maximum goals); and (7) the target Awards (expressed in absolute terms or as a percentage of base compensation fixed at the time the performance formula is established) for each Participant.

(b) Timing of Action. The Committee shall make the above determinations in writing no later than ninety (90) days after the start of each Measurement Period, on or before twenty-five percent (25%) of the Measurement Period has elapsed, and while the outcome of achievement of the relevant Performance Goals is substantially uncertain.

(c) Maximum Award. The maximum Award that may be paid to any one Participant with respect to the aggregate of all Measurement Periods in any fiscal year shall not exceed $3,000,000.

(d) Measurement Periods. Measurement Periods need not be the same for each Participant. Measurement Periods will coincide with the Company’s fiscal year unless the Committee determines otherwise; provided, however, in no event will a Measurement Period be less than a three-month period for any Participant.

(e) Awards Intended to be “performance based compensation” under Section 409A. With respect to Awards intended to be “performance based compensation” as defined in Treas. Reg. §1.409A-1(e), (1) the Measurement Period shall be at least 12 consecutive months; (2) Performance Goals shall be established in writing no later than ninety (90) days after the commencement of the period of service to which the criteria relates, provided that the outcome must be substantially uncertain at the time the criteria are established; (3) the Performance Goals may include subjective performance criteria, provided that the subjective performance criteria are bona fide and relate to the performance of the Participant, a group of service providers that includes the Participant, or a business unit for which the Participant provides services (which may include the entire organization); and (4) the Award must meet other applicable requirements of Code Section 409A.

(f)    Changes in the Business; Promotions, Demotions and Transfers.

(1) Awards Not Intended to Qualify as Qualified Performance-Based Awards. With respect to Awards not intended to qualify as Qualified Performance-Based Awards: (i) if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, including any acquisition, disposition or merger, or the manner in which the Company or a subsidiary or affiliate conducts its business, or other events or circumstances render Performance Goals to be unsuitable for a Measurement Period, the Committee may modify such Performance Goals in whole or in part, and/or such Measurement Period, as the Committee deems appropriate; or (ii) if a Participant is promoted, demoted or transferred to a different business unit or function during a Measurement Period, the Committee may determine that the Performance Goals or Measurement Period are no longer appropriate and may (A) adjust, change or eliminate the Performance Goals or the applicable Measurement Period as it deems appropriate to make such goals and period comparable to the initial Performance Goals and Measurement Period, or (B) make an Award to the Participant in amount determined by the Committee to be in the best interests of the Company, in the sole discretion of the Committee.

(2) Awards Intended to Qualify as Qualified Performance-Based Awards. With respect to Awards intended to qualify as Qualified Performance-Based Awards, unless otherwise specified by the Committee in its written determinations establishing the business criteria for the particular Measurement Period, if prior to the end of such Measurement Period the Company (i) disposes of businesses or interests that, individually or in the aggregate, represent either (A) five percent (5%) or more of the Company’s consolidated gross revenues for the four fiscal quarters completed immediately preceding the consummation of the dispositions or (B) five percent (5%) of the Company’s consolidated property, plant and equipment, net, measured as of the last day of the fiscal quarter immediately preceding the disposition or (ii) consummates one or more acquisitions during the Measurement Period that, individually or in the aggregate, constitute a Triggering Acquisition (as defined below), in each case a “Re-Set Event,” then the Performance Goals shall be adjusted, effective as of the last day of the fiscal quarter immediately before the consummation of the Re-Set Event, (x) to reflect the business disposition by eliminating from the Performance Goals the projected business results relating to the disposed business for the remainder of the fiscal quarters of the Measurement Period, and (y) to reflect any business acquisition, by establishing supplemental performance criteria in compliance with Sections 4 and 5 (a) through (c) above, as the Committee deems appropriate, with respect to the acquired business (which business shall be tracked separately as an independent business unit for purposes of any such supplemental performance criteria). For purposes of this Section, a “Triggering Acquisition” means an acquisition (or combination of acquisitions) in which either (i) the acquired entity’s gross revenues for the four quarters completed immediately prior to consummation of the acquisition is equal to five percent (5%) or more of the pro-forma gross revenues for the same four quarters for the combination of the Company and its affiliates and the acquired entity, or (ii) the acquired entity’s property, plant and equipment, net, equals or exceeds five percent (5%) of the pro-forma property, plant and equipment, net, for the combination of the Company and its affiliates and the acquired entity. (If either the Company and its affiliates or the entity being acquired had consummated other acquisitions during the four quarters in question, the calculation described in the prior sentence shall be made using pro-forma earnings for each member of the combined entity.) Notwithstanding the foregoing, nothing in this Section 5(f)(2) will be construed to authorize the Committee to take actions under this Section 5(f)(2) that are not permitted by Section 162(m) of the Code.

(g) Change in Control. Notwithstanding Section 5(d), in the event of a Change in Control, each Measurement Period shall be deemed to have ended as of the last day of the fiscal month immediately preceding such Change in Control (the “CIC Termination Date”). The Committee shall determine with respect to each Participant whether his or her Performance Goal(s) were “Achieved” (as defined below) as of the CIC Termination Date and, in the case of any such achievement, a Participant shall receive, subject to the terms and conditions of the Plan, payment within thirty days following such determination by the Committee. Subject to the Committee’s discretion set forth in Section 6(b), Awards that are Achieved as defined in clause (i) of the definition of “Achieved” shall not be pro-rated and Awards that are Achieved as defined in clause (ii) of such definition shall be pro-rated. For purposes of this Section 5(g), “Achieved” shall mean with respect to (i) a non-financial or non-numerical Performance Goal, the full achievement of such Performance Goal [as of the CIC Termination Date]; and (ii) a financial or numerical Performance Goal, the achievement of results which, when extrapolated over the remainder of the full measurement period, disregarding the CIC Termination Date, would result in the Performance Goal being satisfied.

6.	Determination and Certification of Attainment of Performance Goals; Committee Discretion.

(a) Determination and Certification of Awards. As soon as practicable following the completion of a Measurement Period, the Committee shall determine whether and to what extent the Performance Goals and other requirements established pursuant to Section 5 above have been satisfied. The Committee shall certify in writing whether the Performance Goals for the Measurement Period have been met and, if they have been met, certify the amount of the applicable Award, prior to the payment of any such Award, which writing may take the form of a Committee resolution passed by a majority of the Committee at a properly convened meeting or through unanimous action by the Committee via action by written consent.

(b) Committee Discretion. The Committee, in its sole discretion, based on any factors the Committee deems appropriate, may reduce the Award to any Participant in any Measurement Period (including reduction to zero if the Committee so determines). The Committee shall make a determination of whether and to what extent to reduce Awards under the Plan for each Measurement Period at such time or times following the close of the Measurement Period as the Committee shall deem appropriate. The reduction in the amount of an Award to any Participant for a Measurement Period shall have no effect on (i.e., shall neither increase nor decrease) the amount of the Award to any other Participant for such Measurement Period.

7.	Payment of Awards.

Awards shall be paid in cash, in a single lump sum, to the Participants as soon as practicable after the Committee determines whether and to what extent Performance Goals were achieved, provided that any Award intended to satisfy the short-term deferral exemption specified in Treas. Reg. §1.409A-1(b)(4) will be paid on or before later of the 15th day of the third month following the end of the Participant’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture or the 15th day of the third month following the end of the Company’s first taxable year in which the right to the payment is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, subject to applicable law, the Committee may permit or require a Participant to defer the receipt of an Award. If any such deferral is permitted or required, the Board shall, in its sole discretion, establish rules and procedures for such Award deferrals which are compliant with Section 409A.

Unless otherwise determined by the Committee in its discretion, and subject to any contrary provision in an individual employment, severance or similar agreement with a Participant, a Participant must be actively employed and in good standing or on approved leave of absence as of the date of payment in order to be eligible to receive payment of an Award for such Measurement Period and a Participant whose employment terminates for any reason prior to the date of payment shall forfeit his or her right to receive payment of an Award for such Measurement Period. Notwithstanding the foregoing, with respect to any given Measurement Period, a Participant who (i) terminates employment (regardless of cause) prior to the payment date, and (ii) pursuant to a separate contractual arrangement with the Company is entitled to receive payments from the Company thereunder extending to or beyond such payment date as a result of such termination, shall be deemed to have been employed by the Company through the payment date for purposes of Award eligibility.

Payments of Awards to Participants, if any, who are employees of subsidiaries or affiliates of the Company shall be paid directly by such subsidiaries or affiliates. The Company (or such subsidiary or affiliate as the case may be) shall be authorized to withhold applicable taxes from an Award and such other amounts as shall be required by law or as have been previously authorized by the Participant.

8.	Amendment; Termination.

The Committee shall be authorized to amend, modify, suspend or terminate the Plan, in whole or in part, as the Committee shall deem proper and in the best interests of the Company at any time for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. The Committee will seek stockholder approval of any amendment determined to require stockholder approval pursuant to Section 162(m) of the Code or any other applicable law, rule regulation or listing requirement.

Notwithstanding anything in the Plan or the terms of any Award or other applicable agreement to the contrary, the Committee may amend the Plan or any Award or other applicable agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan, Award or other applicable agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By participating in this Plan, a Participant agrees to any amendment made pursuant to this Section to any Award under the Plan without further consideration or action.

9.	Nonassignability.

No Award or any other right or obligation under the Plan shall be conveyed, assigned, encumbered, or transferred by any Participant or Eligible Participant hereunder, and any such attempted conveyance, assignment, encumbrance or transfer shall be void.

10.	No Right to Continued Employment.

Nothing in this Plan shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the right of the Company to discharge such employee at any time for any reason whatsoever, with or without good cause.

11.	Effectiveness.

The Plan is effective for Measurement Periods beginning on or after September 3, 2004.

12.	Compensation Recoupment Policy.

Awards granted under this Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the recipient of such Award.

13.	Special Provisions Related To Section 409A of the Code.

(a) It is intended that the payments and benefits provided under the Plan and any Award shall either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. The Plan and all Awards shall be construed in a manner that effects such intent. Nevertheless, the tax treatment of the benefits provided under the Plan or any Award is not warranted or guaranteed. Neither the Company, its affiliates nor their respective directors, officers, employees or advisers (other than in his or her capacity as a Participant) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or other taxpayer as a result of the Plan or any Award.

(b) Notwithstanding anything in the Plan or in any Award or other applicable agreement to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award or other applicable agreement by reason of the occurrence of a change in control, or the participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such change in control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award upon a change in control, disability or separation from service, however defined. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award or other applicable agreement that is permissible under Section 409A.

(c) If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceeds the dollar limit permitted for the separation pay exemptions, the Company (acting through the Committee or the Head of Human Resources) shall determine which Awards or portions thereof will be subject to such exemptions.

(d) Notwithstanding anything in the Plan or in any Award or other applicable agreement to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A would otherwise be payable or distributable under this Plan or in any Award or other applicable agreement by reason of Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii) if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

Micron

Date: Thursday, January 22, 2015
Place: Company Headquarters, 8000 South Federal Way, Boise, Idaho 83716-9632
Time: 9:00 am, Mountain Standard Time

Please make your marks like this: ☒ **Use dark black pencil or pen only.**

The Board of Directors unanimously recommends that you vote "FOR" on all proposals.

	FOR	AGAINST	ABSTAIN	DIRECTORS RECOMMEND
1. To elect directors to serve for the ensuing year and until their successors are elected and qualified:				
01 Robert L. Bailey	☐	☐	☐	FOR
02 Richard M. Beyer	☐	☐	☐	FOR
03 Patrick J. Byrne	☐	☐	☐	FOR
04 D. Mark Durcan	☐	☐	☐	FOR
05 D. Warren A. East	☐	☐	☐	FOR
06 Mercedes Johnson	☐	☐	☐	FOR
07 Lawrence N. Mondry	☐	☐	☐	FOR
08 Robert E. Switz	☐	☐	☐	FOR
2. To approve the Amended and Restated 2007 Equity Incentive Plan and increase the shares reserved for issuance thereunder by 30,000,000.	☐	☐	☐	FOR
3. To ratify the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 3, 2015.	☐	☐	☐	FOR
4. To amend the Company's Restated Certificate of Incorporation to eliminate cumulative voting.	☐	☐	☐	FOR
5. To approve the material terms of the performance goals under the Company's Executive Officer Performance Incentive Plan.	☐	☐	☐	FOR
6. To approve a non-binding resolution to approve the compensation of our Named Executive Officers as described in the proxy statement.	☐	☐	☐	FOR
7. To transact such other business as may properly come before the meeting or any adjournment thereof.				

Authorized Signatures - This section must be completed for your instructions to be executed.

____
Please Sign Here

____
Please Date Above

____
Please Sign Here

____
Please Date Above

↑ Please separate carefully at the perforation and return just this portion in the envelope provided. ↑

Micron

Fiscal 2014 Annual Meeting of Shareholders of Micron Technology, Inc.
to be held January 22, 2015
for Holders as of November 21, 2014
This Proxy is solicited on behalf of the Board of Directors

INTERNET

Go To:
www.proxypush.com/mu

- Cast your vote online.
- **Have your Proxy Card ready.**
- Follow the simple instructions to record your vote.

OR

TELEPHONE

CALL 1-866-586-3108

- Use any touch-tone telephone.
- **Have your Proxy Card ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card.
- Detach your Proxy Card.
- Return your Proxy Card in the postage-paid envelope provided.

Revocable Proxy - Micron Technology, Inc.

The undersigned shareholder(s) of Micron Technology, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of the Fiscal 2014 Annual Meeting of Shareholders and Proxy Statement and hereby appoints D. Mark Durcan and Mark W. Adams, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Fiscal 2014 Annual Meeting of Shareholders of Micron Technology, Inc., and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth, and in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.**

All votes must be received by 11:59 PM, Eastern Time, January 21, 2015.

PROXY TABULATOR FOR
MICRON TECHNOLOGY, INC.
P.O. BOX 8016
CARY, NC 27512-9903

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